Exhibit 99.1

REVA Medical, Inc.

ARBN 146 505 777

PROSPECTUS

Offer of 250 Convertible Notes each having an issue price of US$100,000 and a face value of US$100,000, together with 8,750,000 Options, with each Option entitling the holder thereof to purchase one Share in the Company.

Only Goldman Sachs International and Senrigan Master Fund and their permitted successors and assigns may apply for Convertible Notes and Options under this Prospectus.

Australian Legal Adviser
DLA Piper Australia

United States Legal Adviser
DLA Piper LLP (US)

This document is important and should be read in its entirety (including the Risk Factors in Section 3). This Prospectus is a transaction-specific prospectus issued in accordance with section 713 of the Corporations Act (as modified). If, after reading this Prospectus, you have any questions about the securities being offered under this Prospectus or any other matter, then you should consult your stockbroker, lawyer, accountant or other professional adviser.

NOT FOR DISTRIBUTION OR RELEASE IN THE UNITED STATES OR TO US PERSONS

IMPORTANT NOTICES

ABOUT THIS PROSPECTUS

The Offer contained in this Prospectus is an invitation to the Noteholders to acquire 250 Convertible Notes in the Company, each having an issue price of US$100,000 and a face value of US$100,000, for an aggregate total of US$25,000,000 before deducting fees and expenses, together with an entitlement to 35,000 Options for every Convertible Note (being in total 8,750,000 Options), each to purchase one Share of the Company. If the Options are exercised in full at the maximum exercise price payable per Option, they would raise up to a maximum aggregate amount of A$26,250,000 before deducting fees and expenses.

This Prospectus is a transaction-specific prospectus for an offer of securities convertible into continuously quoted securities and options over continuously quoted securities (as defined in the Corporations Act) and has been prepared in accordance with section 713 of the Corporations Act (as modified by ASIC Class Order [CO 00/195] and ASIC Instrument [14-0882]). It does not contain the same level of disclosure as an initial public offering prospectus and may not contain, by itself, all information relevant to a decision to invest in the Company. In preparing this Prospectus regard has been had to the fact that the Company is a disclosing entity for the purposes of the Corporations Act and that certain matters may reasonably be expected to be known to investors and professional advisers to whom investors may consult.

LODGEMENT

This Prospectus is dated 24 October 2014 and a copy of this Prospectus was lodged with ASIC on that date.

EXPIRY DATE

No securities (other than CDIs or Shares to be issued on exercise of the Options or the conversion of the Convertible Notes) will be allotted or issued on the basis of this Prospectus later than 13 months after the date of this Prospectus.

ASX AND ASIC

Neither ASX, ASIC or any of their respective officers take any responsibility for the contents of this Prospectus or the merits of an investment to which this Prospectus relates.

PROSPECTUS DOES NOT PROVIDE ADVICE

The information in this Prospectus is not financial product advice and does not take into account your investment objectives, financial situation or particular needs. This Prospectus should not be construed as financial, taxation, legal or other advice. The Company is not licensed to provide financial product advice in respect of its securities or any other financial products.

This Prospectus is important and should be read in its entirety prior to deciding whether to invest in the Convertible Notes and Options. There are risks associated with an investment in the Convertible Notes and Options which must be regarded as a speculative investment. Some of the risks that should be considered are set out in Section 3. You should carefully consider these risks in light of your personal circumstances (including financial and tax issues). There may also be risks in addition to those set out in Section 3 that should be considered in light of your personal circumstances.

If you do not fully understand this Prospectus or are in doubt as to how to deal with it, you should seek professional guidance from your stockbroker, lawyer, accountant or other professional adviser before deciding whether to invest in the Company.

No person named in this Prospectus warrants or guarantees the Company’s performance or any return on investment made pursuant to this Prospectus.

NO OFFER WHERE OFFER WOULD BE ILLEGAL

This Prospectus does not constitute an offer or invitation in any place in which, or to any person to whom, it would not be lawful to make such an offer or invitation. No action has been taken to register or qualify the Convertible Notes and Options in any jurisdiction outside Australia. The distribution of this Prospectus outside Australia may be restricted by law and persons who come into possession of this Prospectus outside Australia should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable securities laws.

This Prospectus may not be released or distributed in the US or to US Persons.

NOTICE TO HONG KONG RESIDENTS

The contents of this Prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Offer. If you are in any doubt about any of the contents of this Prospectus, you should obtain independent professional advice. This Prospectus does not constitute a prospectus (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong)) (CO) or notice, circular, brochure or advertisement offering any securities to the public in Hong Kong for subscription or purchase, or calculated to invite such offers by the public to subscribe for, or purchase, any Convertible Notes or Options, nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap.571 of the Laws of Hong Kong) (SFO). Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued this Prospectus in Hong Kong, other than to, persons who are “professional investors” as defined in the SFO and any rules made thereunder, or in other circumstances which do not result in this Prospectus being a “prospectus,” as defined in the CO, or which do not constitute an offer to the public within the meaning of the CO; and no person may issue, or have in its possession for the purposes of issue, this Prospectus or any invitation or document relating to the Convertible Notes and Options, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Convertible Notes and Options which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. This Prospectus is for the exclusive use of the person to whom it is addressed (the recipient) in connection with the Offer, and no steps have been taken to register or seek authorisation for the issue of this Prospectus in Hong Kong. This Prospectus must not be distributed, published, reproduced or disclosed (in whole or in part) by the recipient to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with the recipient’s consideration of the Offer.

FINANCIAL INFORMATION AND AMOUNTS

The pro-forma financial information in this Prospectus is presented in US dollars.

DISCLAIMER

No person is authorized by the Company to give any information or make any representation in connection with the Offer that is not contained in the Prospectus. Any information or representation not contained in this Prospectus may not be relied on as having been authorized by the Company, its Directors or any other person in connection with the Offer. The Company’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus are about the future and are forward looking in nature. Generally, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “aim”, “assumes”, “intends”, “objectives”, “positioned”, “targets”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and other similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and management’s beliefs and assumptions.

These forward-looking statements are not guarantees of future performance. You should be aware that there are a number of risks (both known and unknown), uncertainties, assumptions and other important factors, some of which are beyond the control of the Company that could cause the actual conduct, results, performance or achievements of the Company to be materially different from those expressed or implied by such statements or that could cause future conduct or results to be materially different from the historical conduct or results. Factors that may cause such differences or make such statements inaccurate include, but are not limited to, the risk factors described in Section 3.

Deviations as to future conduct, results, performance and achievements are both normal and to be expected.

None of the Company, its directors, officers and advisers, or any other person makes any representation, or gives any assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this Prospectus will occur. Investors are cautioned about relying on forward-looking statements included in this Prospectus.

The forward-looking statements in this Prospectus reflect views held as at the date of this Prospectus, unless otherwise specified. Subject to the Corporations Act, the Listing Rules and any other applicable laws or regulations, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks the Company describes in the reports filed from time to time with the ASX after the date of this Prospectus.

EXPOSURE PERIOD

The Corporations Act prohibits the Company from processing Applications under the Offer in the seven-day period after the date of lodgement of the Prospectus with ASIC (Exposure Period). This period may be extended by ASIC for a further period of up to seven days. The purpose of the Exposure Period is to enable this Prospectus to be examined by ASIC and market participants prior to the raising of funds under the Offer. This Prospectus will be made available during the Exposure Period, by being posted on the following website: www.revamedical.com. Applications received during the Exposure Period will not be processed until after the expiry of the Exposure Period. No preference will be conferred on any Applications received during the Exposure Period.

ELECTRONIC PROSPECTUS

This Prospectus will be made available in electronic form on the following website: www.revamedical.com. Any other information on www.revamedical.com does not form part of this Prospectus.

The Offer constituted by this Prospectus in electronic form is available only to persons receiving this Prospectus in electronic form within Australia. Persons who access the electronic version of this Prospectus should ensure that they download and read the entire Prospectus. If you are unsure about the completeness of this Prospectus received electronically, or a print out of it, you should contact the Company. A paper copy of this Prospectus will be available free of charge by contacting:

REVA Medical, Inc.

5751 Copley Drive

San Diego, California 92111-7905

United States of America

+1 (858) 966-3045

IR@revamedical.com

Applications for the Convertible Notes and Options under this Prospectus may only be made during the offer period on either a printed copy of the Application Form attached to or accompanying this Prospectus or via the electronic Application Form attached to the electronic version of this Prospectus, available at www.revamedical.com. The Corporations Act prohibits any person from passing the Application Form on to another person unless it is attached to a hard copy of the Prospectus or the complete and unaltered electronic version of the Prospectus.

PRIVACY

The Company will collect, hold, use, and disclose personal information provided by investors to allow it to process your Application, service your needs as a securityholder, provide facilities and services that you request, and carry out appropriate administration of your investment. This means that the Company will need to collect your personal information (for example, your name, address and details of the Convertible Notes and Options that you hold). Under the Corporations Act some of this information must be included in the Company’s securityholder registers, which will be accessible by the public.

The Company will only use and/or disclose your personal information for the purposes for which it was collected, other related purposes and as permitted or required by law. If you do not wish to provide this information, the Company and its Share Registry may not be able to process your Application.

The Company may also share your personal information with service providers of the Company or others who provide services on the Company’s behalf, some of which may be located outside of Australia.

For more details on how the Company collects, stores, uses and discloses your information, please read the Company’s Privacy Policy located at www.revamedical.com. Alternatively, you can contact the Company by telephone on +1 (858) 966-3000 or by email at IR@revamedical.com and the Company will send you a copy of its Privacy Policy free of charge. It is recommended that you obtain a copy of this Privacy Policy and read it carefully before making an investment decision.

By completing an Application Form, or by providing the Company with your personal information, you agree to this information being collected, held, used and disclosed as set out in this Prospectus and the Company’s Privacy Policy (located at www.revamedical.com).

The Company’s Privacy Policy (located at www.revamedical.com) also contains information about how you can access and seek correction of your personal information, complain about a breach by the Company of the Australian privacy laws, and how the Company will deal with your complaint.

DEFINITIONS AND ABBREVIATIONS

Defined terms and abbreviations used in this Prospectus are explained in Section 5.

TIME

All references to time in this Prospectus refer to Australian Eastern Daylight Time unless stated otherwise.

DATA

All data contained in charts, graphs and tables is based on information available as at 24 October 2014 unless otherwise stated.

Table of Contents

CHAIRMAN’S LETTER		8

IMPORTANT DATES FOR THE OFFER		9

1.	DETAILS OF THE OFFER AND HOW TO APPLY	10

2.	EFFECT OF THE OFFER ON THE COMPANY	14

3.	RISK FACTORS	16

4.	ADDITIONAL INFORMATION	27

5.	GLOSSARY	41

SCHEDULE 1 - SUMMARY OF CERTAIN KEY TERMS OF THE CONVERTIBLE NOTES		47

SCHEDULE 2 - SUMMARY OF CERTAIN KEY TERMS OF OPTIONS		51

CORPORATE DIRECTORY		53

CHAIRMAN’S LETTER

Dear Investors,

As we announced on 26 September 2014, we have entered into a Convertible Note Deed with Goldman Sachs International, a wholly owned subsidiary of The Goldman Sachs Group, Inc., and Senrigan Master Fund, an investment vehicle managed by Senrigan Capital, which, if approved by Securityholders, will provide funding for the Company’s ongoing operating, clinical and capital needs, including the clinical testing and planned CE Mark application of our Fantom™ bioresorbable scaffold.

As a requirement under the Convertible Note Deed and the transactions provided for in the Convertible Note Deed, we are providing this Prospectus to detail the terms of the Offer and set out the terms on which the Noteholders may subscribe for Convertible Notes and Options under the Convertible Note Deed.

We plan to use the proceeds raised from the Offer primarily to fund the continuing development and testing of our Fantom scaffold. Fantom is a single-piece coronary stent, also called a scaffold, made from our proprietary polymer, which allows for complete visibility of the scaffold when placed in the artery, an attribute unique to the Company. Additionally, Fantom’s polymer properties allow it to dissolve over time, leaving the artery free of a permanent implant and thereby allowing the artery to return to its natural movement, or “vasomotion.”

The Fantom scaffold is currently in the latter stages of development and preclinical testing. We anticipate initiating a human clinical trial of Fantom before year-end. Our CE Mark clinical trial of Fantom is designed to enrol up to 125 patients and provide the data needed to apply for CE Marking, the regulatory approval needed prior to commercially selling the device in Europe and other international markets under the CE Mark. We expect to apply for CE Mark by mid-2016 and anticipate that this financing, if all Options are exercised, will provide the capital needed to reach commercialization.

Because we are a development-stage company and do not yet have a product that is commercializable, an investment in the Company involves a number of risks, many of which are covered in this Prospectus and our other public filings released to the ASX and the SEC. Noteholders will need to ensure they have fully evaluated not only the potential of the Company and Fantom, and any follow-on products that we might develop and commercialize, but also the risks associated with an investment in the Company and its products, business, and industry.

On behalf of my fellow Directors, I am pleased to make the Offer available to Noteholders as more fully described in this Prospectus.

Sincerely,

Robert B. Stockman

Chairman & Chief Executive Officer

IMPORTANT DATES FOR THE OFFER

Lodgement of the Prospectus with ASIC and ASX	24 October 2014
General Meeting of the Company at which approval for the issue of the Convertible Notes and Options will be sought	31 October 2014
Opening Date	7 November 2014
Closing Date	14 November 2014
Allotment of Convertible Notes and Options	17 November 2014
Despatch of certificates for Convertible Notes and Options	17 November 2014

The above timetable is indicative only. The Company reserves the right to vary the dates and times set out above subject to the Corporations Act and other applicable law. In particular, the Company reserves the right to close the Offer early, extend the Closing Date or accept late Applications without notifying any recipients of this Prospectus or any Applicants. Noteholders are encouraged to submit their Application as soon as practicable after the Offer opens.

KEY OFFER STATISTICS

Company	REVA Medical, Inc. ARBN 146 505 777
ASX Code	RVA
Securities offered	250 fully paid Convertible Notes and 8,750,000 Options, with each Option entitling the holder thereof to purchase one Share.
Issue price per Convertible Note	US$100,000
Face value of each Convertible Note	US$100,000
Gross Proceeds from the Offer (before exercise of any Options and before deducting fees and expenses)	US$25,000,000
Exercise price per Option

Each Option confers the right to purchase one Share upon the payment of the exercise price of: • A$2.50 where the Option is exercised before a Milestone Event has occurred; or • A$3.00 where the Option is exercised after a Milestone Event has occurred.

Gross proceeds from exercise in full of all Options at the minimum exercise price payable per Option (before deducting fees and expenses)	A$21,875,000
Gross proceeds from exercise in full of all Options at the maximum exercise price payable per Option (before deducting fees and expenses)	A$26,250,000

1.                                      DETAILS OF THE OFFER AND HOW TO APPLY

1.1                               REVA Medical, Inc.

The Company was incorporated in the US state of California in June 1998 as MD3, Inc. and was subsequently renamed REVA Medical, Inc. on 7 March 2002. In 2007, the Company established a non-operating wholly owned subsidiary REVA Germany GmbH. On 21 October 2010, the Company reincorporated in the US state of Delaware and on 23 December 2010 the Company’s Shares, in the form of CDIs, were listed on the ASX.

The Company is a development stage medical device company working toward commercialization of its proprietary technologies to provide minimally invasive medical devices for treatment of conditions in the human body. Its current efforts are concentrated on the development of a stent for use in coronary applications, specifically a bioresorbable drug-eluting coronary stent, which is also called a “scaffold.”

1.2                               What is the Offer?

On 26 September 2014, the Company announced that it had executed a binding Convertible Note Deed with the Noteholders pursuant to which the Company will issue, subject to Securityholder Approval and satisfaction of certain other conditions precedent:

(a)                     a total of 250 Convertible Notes each having an issue price of US$100,000 and a face value of US$100,000; and

(b)                     8,750,000 Options, each of which entitles the holder to purchase one Share, with aggregate proceeds of up to A$26,250,000 (before deducting fees and expenses), upon exercise of all Options in full at the maximum exercise price payable per Option.

Under the Convertible Note Deed, the funds raised from the Offer may only be used for:

(a)                     operational and capital expenditures;

(b)                     working capital;

(c)                      redemption of the Convertible Notes; and

(d)                     expenses associated with preparing the Convertible Note Deed and consummating the transactions contemplated by the Convertible Note Deed.

A summary of the Convertible Note Deed is set out in Section 4.5. A summary of the terms and conditions of the Convertible Notes are set out in Schedule 1 of this Prospectus. A summary of the terms of the Options are set out in Schedule 2 of this Prospectus.

Subject to receipt of Securityholder Approval, only the Noteholders may subscribe for Convertible Notes and Options under the Offer by completing and returning the Application Form attached to or accompanying this Prospectus on or before the Closing Date for the Offer.

To ensure that the CDIs underlying the Shares issued on conversion of the Convertible Notes and/or exercise of the Options will be freely tradable on ASX, the Convertible Notes and Options must be applied for under this Prospectus.

1.3                               Allotment of Convertible Notes and Options under the Offer

The issue of the Convertible Notes and Options is subject to, among other things, the receipt of Securityholder Approval. Securityholder Approval for the issue of the Convertible Notes and Options is being sought at a general meeting of the Company which is scheduled to be held at 10:30 a.m. on 31 October 2014 at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000 Australia.

The Notice of Meeting was despatched to the Company’s Securityholders on or about 15 October 2014 and is available on the Company’s website at www.revamedical.com.

If Securityholder Approval for the issue of the Convertible Notes and Options is received and all of the other conditions precedent under the Convertible Note Deed are satisfied, the Convertible Notes and Options are expected to be allotted no later than 17 November 2014. The Company will issue certificates for the Convertible Notes and the Options to the Noteholders as soon as possible after allotment.

Until the issue and allotment of the Convertible Notes and Options under the Offer, the Application Monies will be held in trust in a separate account maintained for the purpose of the Offer. Any interest earned on Application Monies will be for the benefit of the Company and will be retained by it irrespective of whether allotment of the Convertible Notes and Options takes place.

1.4                               Securities currently on issue

As at the date of this Prospectus, the Company has a total of 33,529,778 Shares (which are represented by 335,297,780 CDIs quoted on the ASX) and 4,243,425] unlisted options (over 4,243,425 Shares (equivalent to 42,434,250 CDIs)) on issue. The existing unlisted options on issue in the Company do not have the same terms as the Options which are being offered to the Noteholders under this Prospectus.

Section 2.3 of this Prospectus sets out further information on the unlisted options which the Company has issued.

The CDIs and Shares that would be issued on conversion of the Convertible Notes or exercise of the Options (as applicable) will rank equally with the CDIs and Shares on issue as at the date of this Prospectus except as to the rights which have accrued on existing CDIs and Shares which are on issue prior to the date of issue of CDIs and Shares on either the conversion of the Convertible Notes or the exercise of the Options. Section 4.8 of this Prospectus sets out further information regarding the rights and liabilities attaching to the CDIs and Section 4.9 of this Prospectus sets out further information regarding the rights and liabilities attaching to the Company’s Shares.

Full conversion of the Convertible Notes at the initial Conversion Price would result in a maximum of approximately 11,411,600 Shares (equivalent to 114,116,000 CDIs) being issued based on the exchange rate in effect at 23 October 2014 (being A$1.00 to US$0.8763), subject to any adjustment of the Conversion Price as further described in Section 4.5. Full exercise of all Options issued under the Convertible Note Deed would result in a total of 8,750,000 Shares (equivalent to 87,500,000 CDIs) being issued. The approximately 20,161,600 Shares (equivalent to 201,616,000 CDIs) which would be issued on the full conversion of the Convertible Notes (on the basis of the exchange rate existing on the date set forth above) and full exercise of all Options issued under the Convertible Note Deed would result in the Noteholders acquiring approximately 37.6% of the Company’s Shares (assuming no other options or convertible securities are exercised or converted other than the Convertible Notes and Options).

1.5                               Taxation Implications

The taxation consequences of any investment in the Convertible Notes or Options will depend on a Noteholder’s particular circumstances. It is each Noteholder’s responsibility to make their own enquiries concerning the taxation consequences of an investment in the Company.

1.6                               Opening Date and Closing Date of the Offer

Subject to receipt of Securityholder Approval, the Opening Date for the Offer is 7 November 2014 and the Closing Date for the Offer is 5:00 p.m. Australian Eastern Daylight Time on 14 November 2014, or such later date as the Directors, in their absolute discretion, may determine.

1.7                               Purpose of the Offer and use of proceeds

The purpose of the Offer is to raise aggregate proceeds of US$25,000,000, before deducting fees and expenses through the issue of Convertible Notes and up to an additional A$26,250,000 in proceeds from the exercise of Options (before deducting fees and expenses), assuming all Options are exercised at the maximum exercise price payable per Option.

The Company intends to use the net proceeds of the Offer raised to fund the Company’s ongoing operating, clinical and capital needs, including the clinical testing and planned CE Mark application for the Company’s Fantom™ bioresorbable scaffold, and to pay the expenses associated with consummating the transactions contemplated by the Convertible Note Deed.

1.8                               Shareholder approval

The issue of Convertible Notes and Options under the Offer is conditional on, among other things, approval by Securityholders.

Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue (or agreement to issue) of such securities, without prior approval of the company’s securityholders.

As the CDIs and Shares that may be issued on conversion of the Convertible Notes or exercise of the Options (as applicable) would exceed 15% of the Company’s available issue capacity under Listing Rule 7.1, Securityholder Approval is required to be obtained prior to the issue of the Convertible Notes and Options to the Noteholders.

By approving the issue of the Convertible Notes and the Options, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the 12 month period following the date of issue of the Convertible Notes and Options under Listing Rule 7.1. This will provide the Company with flexibility to issue further securities in the next 12 months, if the Board considers it is in the interests of the Company and its stockholders to do so.

1.9                               Is the Offer underwritten?

The offer of the Convertible Notes and Options is not underwritten.

1.10                        ASX Listing

The Company will not apply to ASX for Official Quotation of the Convertible Notes or the Options offered under this Prospectus. However, the Company will apply to ASX for Official Quotation of any CDIs which are issued on conversion of the Shares that are issued on conversion of the

Convertible Notes or on exercise of the Options or otherwise as required by the Convertible Note Deed.

1.11                        Market Prices of CDIs on ASX

CDIs may be issued on conversion of any Shares that are issued either on the conversion of the Convertible Notes or on the exercise of the Options. The highest and lowest closing market sale prices of the Company’s CDIs on ASX during the three (3) months immediately preceding the date of this Prospectus and the respective dates of those highest and lowest sales were A$0.28 on 29 September 2014 and A$0.11 on 15 September 2014.

The latest available market sale price of the Company’s CDIs on ASX at the close of trading on 23 October 2014 (the date prior to the date of this Prospectus) was A$0.24.

The Convertible Notes and the Options are not in a class of quoted securities and therefore there is no sale price history for the Convertible Notes or Options.

1.12                        Overseas distribution

No action has been taken to register or qualify the offer of Convertible Notes and Options under this Prospectus, or to otherwise permit a public offering of Convertible Notes and Options, in any jurisdiction outside Australia.

Offer only made where lawful to do so

The distribution of this Prospectus in jurisdictions outside Australia may be restricted by law. This Prospectus may not be released or distributed in the US or to US Persons. This Prospectus does not constitute an offer in any place in which, or to whom, it would not be lawful to make such an offer. Persons into whose possession this document comes should inform themselves about and observe any restrictions on acquisition or distribution of the Prospectus. Any failure to comply with these restrictions may constitute a violation of securities laws.

Hong Kong residents

This Prospectus has not been registered as a “prospectus” under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (CO). Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued this Prospectus in Hong Kong other than to, among others, persons who are “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or any rules made thereunder, or in circumstances which do not constitute an offer to the public within the meaning of the CO.

Overseas ownership and resale representation

It is your responsibility to ensure compliance with all laws of any country relevant to your Application. The return of a duly completed Application Form will be taken by the Company to constitute a representation and warranty made by you to the Company that there has been no breach of such laws and that all necessary consents and approvals have been obtained.

2.                                      EFFECT OF THE OFFER ON THE COMPANY

2.1                               Effect of the Offer on the Company

The principal effects of the Offer on the Company are as follows:

•                  subject to Securityholder Approval and satisfaction of certain other conditions precedent, the Company will issue 250 Convertible Notes, each having an issue price of US$100,000 and a face value of US$100,000, to the Noteholders which may be converted by the Noteholders into Shares or if not converted must be redeemed for the Redemption Amount;

•                  subject to receipt of Securityholder Approval and satisfaction of certain other conditions precedent, the Company will issue 8,750,000 Options to the Noteholders, each of which entitles the holder thereof to purchase one Share;

•                  the cash reserves of the Company will increase by US$25,000,000 (before deducting the fees and expenses of the Offer) immediately after completion of the issue of the Convertible Notes and Options pursuant to this Offer; and

•                  the cash reserves of the Company will not be immediately affected by the issue of the Options; however, if the Options were to be exercised in full prior to their expiration date, up to an additional A$26,250,000 (before deducting fees and expenses) would be added to the Company’s cash reserves (assuming all Options were exercised at the maximum exercise price).

2.2                               Effect of the Offer on the Company’s Financial Position

Set out below is the unaudited consolidated statement of financial position of the Company as at 30 June 2014. The pro-forma unaudited consolidated statement of financial position of the Company as at 30 June 2014 has been adjusted for the following transactions:

•                  the issue of 250 Convertible Notes, each having an issue price of US$100,000 and a face value of US$100,000, to raise aggregate proceeds of US$25,000,000 before deducting fees and expenses,

•                  the issue of 8,750,000 Options for no additional consideration, with the fair value of such Options computed utilising the Black-Scholes option pricing model under the following assumptions:  assumed risk-free interest rate of 1.69%; assumed volatility of 58.26%; expected life of 5 years; and no expected dividends; and

•                  the estimated fees and expenses of the Offer of approximately US$700,000.

The pro-forma adjustments have been stated in US dollars based on an indicative exchange rate of A$1.00 to US$0.8763.

The unaudited consolidated statement of financial position and the pro-forma unaudited consolidated statement of financial position have been prepared on the basis of the accounting policies normally adopted by the Company and reflect the changes to its financial position. They have been prepared to provide the Noteholders with information on the assets and liabilities of the Company and pro-forma assets and liabilities of the Company as noted below. The historical and pro-forma financial information is presented in an abbreviated form, insofar as it does not include all of the disclosures required by US GAAP applicable to financial statements of the Company.

Pro-forma Consolidated Statement of Financial Position (in 000s, US$)

	30 June	Pro-Forma	Pro Forma 30 June
	2014	Adjustments	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,979	$24,300	$33,279
Short-term investments	745	—	745
Prepaid expenses and other current assets	317	—	317

Total Current Assets	10,041	24,300	34,341

Property and equipment, net	3,210	—	3,210
Other assets	60	—	60
Total Assets	$13,311	$24,300	$37,611

Current Liabilities:
Accounts payable	$702	$—	$702
Accrued expenses and other current liabilities	1,127	—	1,127
Total Current Liabilities	1,829	—	1,829

Long-Term Convertible Notes Payable	—	25,000	25,000
Options Liability	—	9,105	9,105
Other Liabilities	412	—	412
Total Long-Term Liabilities	412	34,105	34,517
Total Liabilities	2,241	34,105	36,346

Stockholders’ Equity:
Common stock	3	—	3
Class B common stock	—	—	—
Undesignated preferred stock	—	—	—
Additional paid-in capital	224,685	(9,805)	214,880
Deficit accumulated during development stage	(213,618)	—	(213,618)
Total Stockholders’ Equity	11,070	(9,805)	1,265
Total Liabilities and Stockholders’ Equity	$13,311	$24,300	$37,611

Note to the unaudited pro-forma consolidated statement of financial position

The unaudited pro-forma consolidated statement of financial position does not take into account any other transactions between 30 June 2014 and the date of this Prospectus and reflects only the transactions the subject of this Prospectus.

2.3                               Effect of the Offer on the Company’s capital structure

The effect of the Offer on the capital structure of the Company is set out below.

	As at the date of this Prospectus	Pro-forma immediately after the Offer	Pro-forma assuming the conversion of all Convertible Notes and the exercise of all Options(1)(2)
Number of Shares	33,529,778	33,529,778	53,691,395
Number of CDIs (10 CDIs equal one Share)	335,297,780	335,297,780	536,913,950
Number of unlisted options to purchase one Share under employee incentive schemes	4,243,425	4,243,425	4,243,425
Number of Convertible Notes	—	250	—
Number of Options	—	8,750,000	—

Notes:

(1)               The maximum number of Shares to be issued upon conversion of Convertible Notes is calculated by dividing the US$25 million face value of the Convertible Notes (translated into Australian dollars at an assumed exchange rate of A$1.00 to US$0.8763 as of 23 October 2014) by the initial Conversion Price of A$2.50.

(2)               The maximum number of Shares to be issued upon exercise of the Options is 8,750,000 Shares.

3.                                      RISK FACTORS

3.1                               Introduction

This Section describes some of the risks associated with an investment in the Convertible Notes and Options and in the Company. The selection of risks set out below has been based on an assessment of a combination of the probability of the risk occurring and impact of the risk if it did. There is no guarantee or assurance that the importance of different risks will not change or other risks will not emerge.

You should carefully consider the risks described below and all of the other information set out in this Prospectus before deciding to apply for the Convertible Notes and Options. If any of the events or developments described below occurs, the Company’s business, financial condition or results of operations could be negatively affected. In that case, the market price of the Convertible Notes and Options could decline and you could lose all or part of your investment.

3.2                               Risks specific to the Offer

Fluctuations of CDI market prices

Where Convertible Notes are converted into Shares or Options are exercised for Shares, which Shares are convertible into CDIs, those CDIs may be sold on ASX. Being listed CDIs, the price at which CDIs may be bought or sold in the market will fluctuate over time. Fluctuations in prices have the potential to be large or small and such fluctuations may occur either slowly or with rapidity. There is no certainty that the market price of the Company’s CDIs will be higher than the price paid to acquire such CDIs, and accordingly in some circumstances the price at which the CDIs may be sold may be lower than the price paid.

The market price at which CDIs may be bought or sold depends on a broad range and combination of influences including, but not limited to:

•                  supply and demand for CDIs;

•                  the availability of alternative investments and the investment yields, security of, and comparative valuation of those alternative investments; and/or

•                  economic conditions in Australia or internationally, access to funding either in Australia or internationally, investor perceptions of the Company and its securities including the expected future value of the Company.

Potential for dilution

On conversion of any of the Convertible Notes and on exercise of the Options, Shares will be issued. Accordingly, Shares issued on conversion of a Convertible Note or exercise of an Option will cause the Company’s existing Shares or CDIs on issue to represent a lower proportion of the ownership of the Company following the conversion and/or exercise. It is not possible to predict the value of the Company or of a Share or CDI following the conversion of any of the Convertible Notes or the exercise of any of the Options (as applicable), and the Directors do not make any representation as to such matters. In addition, if Shares are issued on conversion of a Convertible Note or on exercise of an Option, the composition of the Company’s major Shareholders may change, depending on the number of Convertible Notes converted or Options exercised and the other major Shareholder shareholdings at the date of conversion of the Convertible Notes and/or exercise of the Options. The approximately 20,161,600 Shares (equivalent to 201,616,000 CDIs) which would be issued on the full conversion of the Convertible Notes (on the basis of the exchange rate existing on 23 October 2014 of A$1.00 to US$0.8763) and full exercise of all Options issued under the Convertible Note Deed would result in the Noteholders acquiring approximately 37.6% of the Company’s Shares (assuming no other options or convertible securities are exercised or converted other than the Convertible Notes and Options).

Restrictions on certain actions

The Convertible Notes contain a number of restrictive covenants that will impose operating and financial restrictions on the Company and may limit the Company’s ability to engage in acts that may be in its long-term best interest, including restrictions on the Company’s ability to:

•                  incur further debt, subject to some exceptions;

•                  pay dividends or issue new securities in certain circumstances;

•                  change its business nature or scope; and

•                  grant security interests in, or dispose of, its assets including its intellectual property.

A breach of the covenants under the Convertible Notes could result in an Event of Default under the Convertible Notes. Such an Event of Default may allow the holders of Convertible Notes to accelerate payment by the Company of the Redemption Amount on the Convertible Notes.

In the event that the Noteholders accelerate the repayment of the Redemption Amount on the Convertible Notes, the Company may be unable to pay that amount. The failure to pay any amounts when due under the Convertible Notes could subject the Company to insolvency or bankruptcy proceedings.

No trading market for the Convertible Notes or the Options

The Convertible Notes and the Options are only transferrable in certain circumstances as set out in the Convertible Note Deed.

There is no existing market for the Convertible Notes or the Options. The Convertible Notes and the Options will not be listed on any securities exchange. There can be no assurance that a trading market for the Convertible Notes or the Options will ever develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the Convertible Notes or Options, your ability to sell your Convertible Notes or the Options or the price at which you will be able to sell your Convertible Notes or Options. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•                  time remaining to the maturity of the Convertible Notes;

•                  expiry date of the Options;

•                  outstanding principal amount of the Convertible Notes; and

•                  terms related to optional redemption of the Convertible Notes.

If an active market does not develop or is not maintained, the market price and liquidity of the Convertible Notes and the Options may be adversely affected.

3.3                               Risks specific to the Company

The Company has a history of net losses and negative cash flows and the report of the Company’s independent registered public accounting firm contains explanatory language that substantial doubt exists about the Company’s ability to continue as a going concern.

The Company has incurred net losses since its inception in 1998, including net losses of approximately US$20.9 million, US$23.8 million, and US$27.9 million for the fiscal years ended 31

December 2011, 2012, and 2013, respectively, and US$12.1 million for the six months ended 30 June 2014. As of 30 June 2014, the Company’s accumulated deficit was approximately US$213.6 million and the Company had US$9.7 million in cash and investments at 30 June 2014, a decrease of US$11.0 million from US$20.7 million at 31 December 2013. Currently, the Company has no products approved for sale in any jurisdiction. The Company expects to continue to incur significant operating losses for the foreseeable future as it incurs costs associated with:

•                  conducting CE Mark clinical trials to obtain human data on the Fantom scaffold and any future generation scaffold, as well as following patients enrolled in clinical trials with earlier generation scaffolds;

•                  seeking regulatory approvals in the European Union, Australia, and the US for the Fantom scaffold and any future generation scaffold;

•                  additional product research and development efforts;

•                  growing, maintaining, and protecting intellectual property;

•                  expanding manufacturing, sales, and marketing capabilities;

•                  broadening infrastructure and systems in order to meet the needs of operations; and

•                  complying with the requirements related to being a public company in the US and listed on the ASX.

As a result of the above circumstances, the Company’s independent registered public accounting firm’s report on the Company’s financial statements contains explanatory language regarding the Company’s ability to continue as a going concern. As of 30 June 2014, the Company had an accumulated deficit of approximately US$213.6 million and US$9.7 million in cash and investments. These conditions raise substantial doubt about the Company’s ability to continue as a going concern in the event that the transactions contemplated by the Convertible Note Deed are not completed.

Although the Company anticipates that capital raised through the issue of the Convertible Notes will provide sufficient funding for the Company’s operations through mid-2016, management may need to raise additional capital to fund cash requirements during this time, and there is no assurance that the Company will be able to obtain financing on favorable terms, if at all. In addition, the Convertible Note Deed places certain restrictions on the Company’s ability to raise additional capital. The Company cannot predict the extent of its future operating losses and accumulated deficit, and may never generate sufficient revenues to achieve or sustain profitability. To become and remain profitable, the Company must succeed in developing and obtaining required regulatory approvals and commercializing products with significant market potential. This will require the Company to succeed in a range of challenging activities, including all of the activities listed above. The Company may never succeed in these activities, and may never obtain regulatory approvals in the markets in which it expects to operate or otherwise generate revenues sufficient to achieve profitability.

The issue of the Convertible Notes and Options, or other transactions that occur with respect to the Company’s issued securities, could cause an impairment of the Company’s tax loss carryforwards, which could be a significant asset to the Company when, and if, the Company generates taxable income in the future

The issue of the Convertible Notes and Options, or the purchase or sale of Shares (traded on ASX in the form of CDIs) by any of the Company’s current significant securityholders, may increase the chance that the Company will have, or cause, a cumulative ownership change exceeding 50%, as defined under US tax regulations. If such a cumulative ownership change occurs before the Company’s market capitalization rises significantly, the Company’s tax loss carryforwards, which were approximately $158.9 million for US federal income tax purposes as at 31 December 2013, could be significantly impaired and the Company would lose the ability to utilize such impaired carryforwards to offset its future taxable income.

The Company will require substantial additional funding to meet future operating and capital needs and may be unable to raise capital when needed, which would force it to delay, reduce, or eliminate product development programs or commercialization efforts.

Until the Company generates a level of revenue to support its cost structure, it will continue to incur substantial operating losses and net cash outflows. Although the capital currently contemplated to be raised through the issue of the Convertible Notes is anticipated to provide sufficient funding for the Company’s operations through mid-2016, the failure to raise additional capital when needed (either during or after this time) would force the Company to delay, reduce, or eliminate product development programs or commercialization efforts.

Future operating and capital requirements will also depend on many factors, including achievement of regulatory approval of products, the growth of revenue, the amount of intellectual property and technology expenditures, the number and size of clinical trials, and the extent of new product development. Any equity or debt financing, if available at all, may be on terms that are not favorable or may be substantially dilutive to current Securityholders. Equity financings could result in dilution to existing Securityholders, and the securities issued in future financings may have rights, preferences, and privileges that are senior to those of existing Securityholders. Because the Company’s need for capital arises as a result of significant losses, the occurrence of these losses may make it more difficult to raise the necessary capital when needed, which would force the Company to delay, reduce or eliminate its product development programs or commercialization efforts.

The Company’s ability to generate revenue depends upon the successful clinical development, regulatory approval, and commercialization of its products.

The Company’s products will require extensive clinical testing, regulatory approval and significant marketing and distribution efforts before they can be sold and generate any revenue. Efforts to generate revenue may not succeed for a number of reasons including:

•                  the Company may experience delays with its bioresorbable scaffold program, including the enrolment and successful completion of clinical trials and planned CE Mark applications;

•                  the Fantom platform or any future generation scaffold may not demonstrate safety and efficacy in preclinical or clinical trials;

•                  the Company may not be able to obtain regulatory approvals for Fantom or any future generation scaffold in the markets in which it expects to operate, or the approved indications for Fantom or any future generation scaffold may be narrower than currently anticipated;

•                  the Company’s products may not be accepted in the marketplace by physicians and patients;

•                  physicians may not receive adequate coverage and reimbursement for procedures using the Company’s products;

•                  new product introductions by competitors or any rapid technological change may make the Company’s technology and product candidates obsolete;

•                  the Company may not be able to manufacture or distribute products in commercial quantities or at an acceptable cost;

•                  the Company is wholly dependent on suppliers of critical components for its products, including the process of lasing the scaffold components as well as suppliers of the balloon catheter system that are used to deliver and deploy the Company’s scaffolds and the Company may be significantly impacted by any regulatory delays or barriers that suppliers may encounter; and

•                  the Company may be sued for infringement of intellectual property rights which could prevent it from manufacturing or selling its products.

The Company cannot market its products in the European Union until it receives a CE Mark Approval and cannot market its products in the US until it obtains premarket approval from the US Food and Drug Administration that would allow commercial sales of specified medical devices in the US. The

Company cannot guarantee that it will receive necessary regulatory approval on a timely basis, or at all. The Company’s operating plan is based in part on expectations regarding the timing for receipt of the required regulatory approvals and, if the Company experiences significant delays in the regulatory approval process, it may be unable to reduce expenditures in a timely manner to compensate for such delays and may not have adequate financial or other resources to complete the regulatory approval process. Accordingly, a significant delay in the regulatory approval process for the Fantom scaffold or any future generation scaffold would have a material adverse effect on the Company’s ability to successfully sell its products commercially and also on the Company’s financial condition. In addition, the Company may be required to raise additional financing, including equity or debt financing, to fund operations, which could be dilutive to existing stockholders or require the Company to relinquish important rights to its technology or products.

The Company will depend heavily on the success of its Fantom scaffold and any future generation scaffold. Any factors that negatively impact the regulatory approvals or sales of these products will adversely affect the Company’s business, financial condition and results of operations.

The Company’s ability to generate revenues in the future is reliant on its ability to obtain the required regulatory approvals for the Fantom scaffold and any future generation scaffold and to market and sell these devices. The degree of market acceptance for these devices will depend on a number of factors, including:

•                  the perceived advantages and disadvantages of these products compared with existing stents and other treatments and technologies;

•                  the safety and efficacy of these products and the prevalence and severity of any adverse events or side effects especially as they relate to survival, quality of life and late stent thrombosis;

•                  the ease of use of these products compared to existing products and competitive treatments and technologies;

•                  the Company’s ability to provide additional preclinical and clinical data regarding the potential long-term benefits provided by these products;

•                  the strength of sales and marketing initiatives; and

•                  the selling price and the third-party coverage and reimbursement for procedures using Fantom and any future generation scaffold.

If the Fantom or any future generation scaffolds do not achieve an adequate level of acceptance by physicians, patients, and health care payors, the Company may not generate or maintain positive gross margins and may not become profitable or be able to sustain profitability. Even if these products do achieve market acceptance, the Company may not be able to sustain it or otherwise achieve it to a degree that would support the ongoing viability of the Company’s operations.

Physicians may not widely adopt the Company’s products unless they determine that the use of its products provides a safe and effective alternative to other existing treatments for coronary artery disease.

The Company believes that physicians will not widely adopt its products unless they determine, based on experience, long-term clinical data and published peer-reviewed journal articles, that the use of the Company’s products provides a safe and effective alternative to other existing treatments for coronary artery disease. The Company cannot provide any assurance that the data collected from current and planned clinical trials will be sufficient to demonstrate that the Fantom scaffold or any future generation scaffold is an attractive alternative to other stent products or technologies. If the Company fails to demonstrate safety and efficacy that is at least comparable to other stents that have received regulatory approval and that are available for sale, the Company’s ability to successfully market Fantom and any future generation scaffold will be significantly limited. Even if the data collected from clinical studies or clinical experience indicate positive results, each physician’s actual experience with the Company’s scaffolds will vary. The Company also believes that published peer-reviewed journal articles and recommendations and support by influential physicians regarding the

Company’s scaffolds will be important for market acceptance and adoption of products, and the Company cannot provide any assurance that it will receive these recommendations and support, or that supportive articles will be published.

The Company competes against companies that have longer operating histories, more established or approved products, and greater resources, which may prevent it from achieving market penetration or improving operating results.

Competition in the medical device industry is intense. The Company’s products will compete against products offered by substantial, global, public companies, such as Abbott Vascular (Abbott), Boston Scientific Corporation (BSC) and Medtronic, Inc. (Medtronic) as well as private companies, such as Biotronik SE & Co. KG. Abbott, BSC and Medtronic have significantly greater technical, regulatory, financial, manufacturing and human resources than the Company and have established reputations and approved metal stent products or bioresorbable scaffolds and/or significantly greater name recognition, as well as distribution channels and sales and marketing capabilities that are significantly larger and more established than those of the Company. For example, Abbott, BSC and Medtronic constituted an estimated 95 percent of the US$4.4 billion in global stent sales in 2013.

Additional competitors, including those with other bioresorbable scaffold technology, may enter the market and the Company may compete with companies offering new technologies in the future. The Company also faces competition from other medical therapies that may focus on its target market as well as competition from makers of pharmaceutical and other devices that have not yet been developed. Competition from these companies could adversely affect the Company’s business.

The Company’s ability to compete effectively depends upon its ability to distinguish its products from its competitors and their products. The Company believes the factors affecting its competitive position include:

•                  name and brand recognition;

•                  relationships with physicians and patients;

•                  the availability of other products and procedures, including bundled product offerings;

•                  product performance and design;

•                  product safety and the availability of supporting clinical data;

•                  sales, marketing and distribution capabilities;

•                  success and timing of new product development and introductions; and

•                  intellectual property protection.

The industry in which the Company operates has also undergone, and is expected to continue to undergo, rapid and significant technological change and the Company expects competition to intensify as technical advances are made. The Company’s competitors may develop and commercialize stents or other medical device or pharmaceutical products that are safer or more effective, have fewer side effects or are less expensive than any products that the Company may develop. For example, the Company is aware of companies that are developing various other less-invasive technologies for treating cardiovascular disease, which could limit the market potential for the Company’s scaffolds. The Company also competes in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites, and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to its programs or advantageous to its business. For all the foregoing reasons, the Company may not be able to compete successfully against current and future competitors.

Failed attempts by the Company’s competitors to establish a market for bioresorbable scaffolds could discredit or produce a bias against bioresorbable stent technology and adversely impact the Company’s ability to successfully commercialize its bioresorbable scaffolds.

Sales of the first bioresorbable scaffolds began in 2012 by Abbott in limited markets outside the US, and a second company, Elixir Medical Corporation (Elixir), began commercial sales of its bioresorbable scaffold in Germany in January 2014. Abbott, Elixir, and perhaps other competitors will obtain regulatory approval to market bioresorbable scaffolds in many countries prior to the time the Company begins sales of its product. If these competitors, including Abbott, who may have significantly greater resources than the Company and established reputations, launch bioresorbable stent products and are unable, for any reason, to capture a significant portion of the stent market with their bioresorbable stents, this failure could discredit or produce a bias against bioresorbable stent technology in general. If physicians and other key influencers perceive a competitor’s failure to capture a significant portion of the stent market with bioresorbable stents as an indication of inadequacies with bioresorbable stent technology, the Company’s ability to later launch and successfully commercialize bioresorbable scaffolds could be adversely impacted.

BSC has an option to distribute the Company’s products, which may limit the Company’s ability to negotiate more favorable terms with other potential distributors.

In December 2007, the Company entered into a Distribution Option Agreement with BSC under which it granted BSC an option to negotiate the right to be the worldwide, exclusive distributor of the Company’s scaffold products. If BSC exercises its option, the Company is required to negotiate in good faith with BSC to enter into a mutually acceptable definitive distribution agreement. If the Company is unable to agree on the terms of a definitive distribution agreement with BSC, the restrictions in the Distribution Option Agreement may limit its ability to negotiate more favorable terms with other potential distribution partners.

The Company relies on certain licenses for patents and other technology related to its products. The termination of these license agreements could delay or prevent the Company from being able to commercialize its products.

The Company depends on licenses to certain patents and other technology used in its Fantom scaffolds. For example, the Company relies on certain licensed patents from Rutgers for the polymer it uses. In order to maintain its rights under the Rutgers License Agreement, the Company must satisfy certain development and commercialization obligations. If the Company fails to satisfy these obligations and licenses to these patents were provided to one or more of the Company’s competitors, its ability to compete may be diminished. Furthermore, if the Company fails to comply with material obligations under the Rutgers License Agreement, the license may be terminated and the Company could lose license rights that are important to its business. In addition, the license agreement expires on the expiration of last to expire patents under this agreement which is approximately 2034 based on currently pending patent applications, and there is no guarantee the Company will be able to renew the license agreement on commercially reasonable terms.

In addition, the Company expects that it may license other technology or patents to commercialize future products. These licenses may not be available to the Company on commercially reasonable terms, or at all, which could adversely affect the Company’s results of operations and growth prospects.

The Company is currently negotiating with Rutgers for license rights to additional biomaterial technologies and expanded fields of use. If licensed, these additional rights would allow the Company the possibility to develop additional polymer platforms from which future product development could be considered. However, there can be no assurance that the existing negotiations with Rutgers will be completed on terms favorable to the Company, if at all.

If the Company is unable to obtain, maintain and enforce intellectual property protection covering its products, others may be able to make, use or sell products substantially the same as the Company’s, which could adversely affect the Company’s ability to compete in the market.

The Company’s commercial success is dependent in part on obtaining, maintaining and enforcing its intellectual property rights, including patents, covering the Fantom scaffold, any future generation scaffold and future product candidates. If the Company is unable to obtain, maintain and enforce intellectual property protection covering its products, others may be able to make, use or sell products that are substantially the same as the Company’s without incurring the sizeable development and licensing costs that the Company incurred, which would adversely affect the Company’s ability to compete in the market. Currently, the Company’s patent portfolio is comprised, on a worldwide basis, of 306 issued and pending US and foreign patents that the Company owns directly or for which it is the licensee and that expire as late as 2034. Pending patent applications could further extend the Company’s patent portfolio life. However, patents may not be issued based on any pending or future patent applications owned by, or licensed to, the Company and, moreover, issued patents owned or licensed to the Company now or in the future may be found by a court to be invalid or otherwise unenforceable. Also, even if the Company’s patents are determined by a court to be valid and enforceable, they may not be sufficiently broad to prevent others from marketing products similar to the Company’s products or designing around the Company’s patents, despite its patent rights, nor do they provide the Company with freedom to operate unimpeded by the patent rights of others.

The Company has licensed certain intellectual property from third parties related to its products, and relies on such third parties to file and prosecute patent applications and maintain patents and otherwise protect the licensed intellectual property. The Company cannot be certain that such activities by third parties have been, or will be, conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. In addition, the Company cannot be certain that its licensors will allocate sufficient resources or prioritize their or the Company’s enforcement of such patents or defense of such claims to protect its interests in the licensed patents.

The patent positions of medical device companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in patents in these fields has emerged to date in the US or in many other jurisdictions. Both the US Supreme Court and the Court of Appeals for the US Federal Circuit have made, and will likely continue to make, changes in how US patent laws are interpreted. In addition, the US Congress is currently considering legislation that would change provisions of the patent law. The Company cannot predict future changes in the interpretation of patent laws or changes to patent laws which might be enacted into law. Those changes may materially affect the Company patents, its ability to obtain patents, or the patents and applications of its collaborators and licensors. The patent situation in the medical device and disease diagnostic fields outside the US is even more uncertain.

The Company has a number of patents and applications for patents outside of the US. However, the laws of some jurisdictions outside of the US do not protect intellectual property rights to the same extent as laws in the US and many companies have encountered significant difficulties in obtaining, protecting and defending such rights in such jurisdictions. If the Company encounters such difficulties or is otherwise precluded from effectively protecting its intellectual property rights in such jurisdictions, its business prospects could be substantially harmed.

The Company relies on trade-secret protection for certain of its proprietary know-how and for processes for which patents are difficult to obtain or enforce. The Company may not be able to protect its trade secrets adequately as it has limited control over its licensors, collaborators and suppliers. Although the Company uses reasonable efforts to protect its trade secrets, its employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose the Company’s information to competitors. Enforcing a claim that a third party illegally obtained and used any of the Company’s trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the US are sometimes less willing to protect trade secrets. The Company relies, in part, on non-disclosure and confidentiality agreements with its employees, consultants and other parties to protect trade secrets and other proprietary technology. These agreements may be breached and the Company may not have adequate remedies for any breach. Moreover, others may independently develop equivalent proprietary information or third parties may otherwise gain access to the Company’s trade secrets and proprietary knowledge. Any disclosure of confidential data into the public domain or to third parties could allow the Company’s competitors to use the information against it.

Claims that the Company’s current or future products infringe or misappropriate the proprietary rights of others could adversely affect the Company’s ability to sell those products and cause it to incur additional costs.

Intellectual property rights, including patent rights, play a critical role in the stent and stent delivery systems in the medical device industry. The Company faces significant risks relating to patents, in its own patent position as well as to patents held by third parties. If any third-party intellectual property claim against the Company is successful, the Company could be prevented from commercializing its Fantom scaffold, any future generation scaffold, or other future product candidates.

There are numerous US and foreign issued patents and pending patent applications owned by third parties with patent claims in areas that are the focus of the Company’s product development efforts. The Company is aware of patents owned by third parties, to which the Company does not have licenses, that relate to, among other things:

•                  stent structures and materials;

•                  catheters used to deliver stents; and

•                  stent manufacturing and coating processes.

Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to the Company, which may later result in issued patents that pose a material risk to the Company.

The Company could be increasingly subject to third-party infringement claims as it receives regulatory approval to sell its products, its revenues increase, the Company is faced with more competitors or the functionality of products and technology in different industry segments overlaps. Third parties may currently have, or may eventually be issued, patents on which the Company’s current or future products or technologies may infringe. Any of these third parties might make a claim of infringement against the Company.

All of the major companies in the stent industry and related coronary markets, including BSC, Abbott Laboratories, Johnson & Johnson and Medtronic have been involved in patent litigation relating to stents since at least 1997. The stent and related markets have experienced rapid technological change and obsolescence in the past and the Company’s competitors have strong incentives to stop or delay the introduction of new products and technologies. The Company may pose a competitive threat to many companies in the stent and related markets. Accordingly, many of these companies will have a strong incentive to take steps, through patent litigation or otherwise, to prevent the Company from commercializing its products.

Any litigation, regardless of its outcome, would likely result in the expenditure of significant financial resources and the diversion of the Company’s management time and resources. In addition, litigation in which the Company is accused of infringement may cause negative publicity, adversely impact prospective customers, cause product shipment delays, prohibit the Company from manufacturing, marketing, or selling its products, require the Company to develop non-infringing technology, make substantial payments to third parties or enter into royalty or license agreements, which may not be available on acceptable terms or at all. If a successful claim of infringement were made against the Company and it could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, the Company’s revenues may decrease substantially and it could be exposed to significant liability. A court could enter orders that temporarily, preliminarily or permanently prevent the Company or its customers from making, using, selling, offering to sell or importing current or future products, or could enter an order mandating that the Company undertake certain remedial activities. Claims that the Company misappropriated the confidential information or trade secrets of third parties can have a similar negative impact on the Company’s reputation, business, financial condition, or results of operations.

The Company may need to initiate lawsuits to protect its patents or other intellectual property rights, which could be expensive and which, if lost, could result in loss of intellectual property rights, which would harm its business.

The Company relies on patents to protect a portion of its intellectual property and competitive position. Patent law relating to the technology fields in which the Company operates is still evolving and, consequently, patent positions in the medical device industry are generally uncertain. In order to protect or enforce the Company’s patent rights, it may be necessary to initiate patent litigation against third parties, such as infringement suits or interference proceedings. Litigation may be necessary to:

•                  assert claims of infringement;

•                  enforce patents;

•                  protect trade secrets or know-how; or

•                  determine the enforceability, scope, and validity of the proprietary rights of others.

Any lawsuits that the Company initiates could be expensive, take significant time, and divert management’s attention from other business concerns. Litigation also puts the Company’s patents at risk of being invalidated or interpreted narrowly and the Company’s patent applications at risk of not issuing. Additionally, the Company may provoke third parties to assert claims against the Company. The Company may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on the Company business, financial condition, and results of operations.

3.4                               General Risks

Market risk

The market price of the Company’s CDIs and/or Shares could fluctuate significantly. The market price of the Company’s CDIs and/or Shares may fluctuate based on a number of factors including the Company’s operating performance and the performance of competitors and other similar companies, the public’s reaction to the Company’s press releases, other public announcements and the Company’s filings with the various securities regulatory authorities, changes in earnings estimates or recommendations by research analysts who track the Company’s CDIs and/or Shares or the shares of other companies in the life sciences sector, changes in general economic conditions, the number of the Company’s CDIs and/or Shares publicly traded, the exchange on which those CDIs and/or Shares are traded, the arrival or departure of key personnel and acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Company’s CDIs and/or Shares is affected by many variables not directly related to the Company’s success and therefore not within the Company’s control, including other developments that affect the market for all life sciences sector shares, the breadth and liquidity of the public market for the Company’s CDIs and/or Shares, and the attractiveness of alternative investments.

Economic Risks

General economic conditions, movements in interest and inflation rates and currency exchange rates may have an adverse effect on the Company’s development and testing activities, including clinical trials, and it commercialization activities, as well as on its ability to fund those activities.

Further, market conditions may affect the value of the Company’s quoted securities regardless of the Company’s operating performance. Market conditions are affected by many factors such as:

•                  general economic outlook;

•                  interest rates and inflation rates;

•                  currency fluctuations;

•                  changes in investor sentiment toward particular market sectors;

•                  global health risks and attendant travel restrictions;

•                  the demand for, and supply of, capital; and

•                  terrorism or other hostilities.

Unforeseen expenses

The Company may be subject to significant unforeseen expenses or actions.

This may include unplanned operating expenses, capital needs, future legal actions, or expenses in relation to future unforeseen events. The Directors expect that, following completion of the Offer, the Company will have adequate working capital to carry out its stated objectives; however, there is the risk that additional funds may be required to fund the Company’s future objectives and unforeseen needs.

3.5                               Speculative nature of investment

The above list of risk factors should not to be taken as exhaustive of the risks faced by the Company or by investors in the Company. The above factors, and others not specifically referred to above, may in the future materially affect the financial performance of the Company and the value of the Convertible Notes and Options offered under this Prospectus and the Shares and/or CDIs issued on conversion of the Convertible Notes and on exercise of the Options.

4.                                      ADDITIONAL INFORMATION

4.1                               Continuous disclosure obligations

The Company is a “disclosing entity” for the purposes of the Corporations Act and is subject to regular reporting and disclosure obligations under the Corporations Act and the Listing Rules. Specifically, as a listed company the Company is subject to the Listing Rules which require continuous disclosure to the market of any information possessed by the Company which a reasonable person would expect to have a material effect on the price or value of its CDIs.

The Board has adopted a Continuous Disclosure Policy which sets out the obligations of the Directors, officers and employees of the Company to ensure that the Company satisfies the continuous disclosure obligations imposed on it under the Listing Rules and the Corporations Act. The Continuous Disclosure Policy provides information as to what a person should do when they become aware of information which could have a material effect on the Company’s securities and the consequences of non-compliance. The Continuous Disclosure Policy is available on the Company’s website at www.revamedical.com.

Copies of announcements made by the Company to the ASX are available on the ASX website at www.asx.com.au and also on the Company’s website at www.revamedical.com. Further announcements concerning developments relating to the Company will continue to be made available on ASX’s website after the date of this Prospectus pursuant to the Company’s continuous disclosure obligations. Certain disclosure documents, reports and other documents lodged with ASIC in relation to the Company can be obtained from, or inspected at, an ASIC office.

In addition, copies of the Company’s most recent annual financial report for the year ended 31 December 2013, half-yearly report on Appendix 4D for the half year ended 30 June 2014 and continuous disclosure documents lodged with ASX or ASIC after the lodgement of the annual financial report but before lodgement of this Prospectus with ASIC are available to any Securityholder or Noteholder on ASX’s website (www.asx.com.au), the Company’s website (www.revamedical.com/) or free of charge by contacting:

Investor Relations
REVA Medical, Inc.
5751 Copley Dr., San Diego, California, USA 92111
+1 (858) 966-3045 telephone

+1 (858) 966-3099 facsimile
IR@revamedical.com

4.2                               Legal framework for this Prospectus

As a disclosing entity, the Company has issued this Prospectus in accordance with section 713 of the Corporations Act, ASIC Class Order CO 00/195 applicable to prospectuses for an offer of continuously quoted securities (or securities convertible into continuously quoted securities) that were continuously quoted securities at all times in the three months before the issue of this Prospectus and ASIC Instrument [14-0882] issued specifically in relation to the Company and (among other things) this Offer (see Section 4.16 below).

This Prospectus is a transaction-specific prospectus. In general terms, a transaction specific prospectus is only required to contain information in relation to the effect of the issue of securities on a company and the rights attaching to the securities. It is not necessary to include general information in relation to all of the assets and liabilities, financial position, profits and losses or prospects of the issuing company.

This Prospectus is intended to be read in conjunction with the publicly available information in relation to the Company which has been notified to ASX and does not include all of the information that would be included in a prospectus for an initial public offering of securities in an entity that is not already listed on a securities exchange. Investors should therefore have regard to the other publicly available information in relation to the Company before making a decision whether or not to invest.

Having taken such precautions and having made such enquiries as are reasonable, the Company believes that it has complied with the requirements of ASX as applicable to disclosing entities from time to time, and which require the Company to notify ASIC of information available to the securities market conducted by ASX, throughout the three months before the issue of this Prospectus.

Information that is already in the public domain has not been included in this Prospectus other than that which is considered necessary to make this Prospectus complete.

4.3                               Information available to Securityholders

The Company will provide a copy of each of the following documents, free of charge, to any Noteholder who so requests during the application period under this Prospectus:

•                  the annual financial report for the Company for the year ending 31 December 2013;

•                  the half-yearly report for the Company for the half-year ended 30 June 2014; and

•                  the following documents used to notify ASX of information relating to the Company during the period after lodgement of the annual financial report of the Company for the period ending 31 December 2013 and before the issue of this Prospectus:

Date released to ASX	Announcement
23 October 2014	Details for Special Meeting of Stockholders
22 October 2014	Appendix 3B
16 October 2014	Update to Proxy Statement for 2014 Special Meeting
15 October 2014	Proxy Statement for 2014 Special Meeting of Stockholders
30 September 2014	Appendix 3B
26 September 2014	Notice of Company Update Call
26 September 2014	Goldman Sachs and Senrigan to Provide Financing
17 September 2014	Presentation at TCT 2014 Conference
15 September 2014	Change to Company’s Bylaws
8 August 2014	Half Yearly Report and Accounts (Appendix 4D)
6 August 2014	Notice of Briefing Call
1 August 2014	Chairman’s Letter to Stockholders
31 July 2014	Appendix 4C — quarterly
30 July 2014	Final Director’s Interest Notice
25 July 2014	Presentation at Bioresorbable Vascular Scaffold Conference
25 July 2014	Board Member James Schiro Resigns for Health Reasons
17 June 2014	Presentation at Wells Fargo Healthcare Conference

Date released to ASX	Announcement
22 May 2014	Symposium Presentations at PCR
15 May 2014	Appendix 3B
15 May 2014	Change of Director’s Interest Notice
15 May 2014	Change of Director’s Interest Notice
14 May 2014	Change of Director’s Interest Notice
14 May 2014	Change of Director’s Interest Notice
14 May 2014	Change of Director’s Interest Notice
13 May 2014	AGM Results
13 May 2014	AGM Presentation
9 May 2014	Quarterly Report on Form 10-Q
6 May 2014	AGM Dial-In Details
30 April 2014	Appendix 4C — quarterly
3 April 2014	Proxy Statement for 2014 AGM & Operations Update Call
1 April 2014	Notice of Company Update Call
27 March 2014	REVA to Focus on FANTOM Scaffold
25 March 2014	Presentations at SIR & Polymers and Plastics Conferences

4.4                               Corporate Governance

The Company has adopted comprehensive systems of control and accountability as the basis for the administration of corporate governance. The Board is committed to administering the policies and procedures with openness and integrity, pursuing the true spirit of corporate governance commensurate with the Company’s needs.

To the extent that they are applicable to the Company, the Board has adopted the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations.

A summary of the Company’s corporate governance policies and procedures is available in the Investors section of the Company’s website at www.revamedical.com.

4.5                               Summary of the Convertible Note Deed

Convertible Notes

Subject to the receipt of Securityholder Approval and certain other conditions precedent, the Company has agreed to issue the Convertible Notes for an aggregate amount equal to US$25,000,000.

The Convertible Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company and have a face value of US$100,000 each. The Convertible Notes do not provide the holder voting rights at Securityholder meetings of the Company unless and until converted. Interest accrues on each Convertible Note at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due), compounded annually, but is only payable upon redemption of the Convertible Note on the Maturity Date or its earlier voluntary or involuntary redemption. No interest is payable on any Convertible Note that is Converted into Shares and/or CDIs.

On the earlier to occur of an Acceleration Event or the Maturity Date, the Company is required to redeem all Convertible Notes which have not otherwise been converted, redeemed or cancelled, at an amount equal to the Redemption Amount. In addition, a Noteholder may elect to cause the Company to redeem all or some of its Convertible Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issue of the Convertible Notes, at an amount equal to the Redemption Amount, upon providing the Company with at least 30 calendar days prior written notice. If a Change of Control Event occurs, each Noteholder may elect to redeem all or any part of their Convertible Notes which have not otherwise been converted, redeemed or cancelled for the greater of the Redemption Amount or the Cash Settlement Amount

The Convertible Notes will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

The number of Shares (each Share being equivalent to 10 CDIs) to be issued upon conversion of the Convertible Notes is determined by dividing the face value of the Convertible Note converted (translated from US dollars into Australian dollars at the exchange rate fixed on the subscription date for the Convertible Note) by the Conversion Price in effect on the conversion date.

The terms of the Convertible Notes contain provisions for the adjustment of the Conversion Price, which will initially be A$2.50 per Share (or A$0.25 per CDI). Specifically, upon the occurrence of certain events, including a reorganization of issued capital, certain dividends, distributions and issue by the Company of equity securities at a price below current market value, the Conversion Price will be adjusted to ensure the economic value of the Convertible Notes is not adversely affected.

At any time following the date of issue of the Convertible Notes but prior to the Maturity Date, a Noteholder may give the Company an irrevocable notice electing to convert (the Conversion Notice) all or some of the Convertible Notes held by the Noteholder and specifying the number of Convertible Notes the Noteholder is electing to convert into Shares (represented by CDIs).

The Noteholders will automatically be deemed to have given the Company a Conversion Notice in respect of all of the Notes in the event the average daily VWAP of the Company’s CDIs equals or exceeds A$0.60 for a period of 20 consecutive Trading Days and the CE Mark Approval Event has occurred.

Upon receipt of a Conversion Notice, the Company may, in lieu of issuing Shares or CDIs to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Convertible Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily VWAP on the ASX of the CDIs during the 20 Trading Days after receipt of the Conversion Notice (the Cash Settlement Amount). This does not apply to a deemed Conversion Notice or if an Event of Default is continuing.

The CDIs or Shares issued or transferred and delivered upon Conversion of the Convertible Notes will be fully paid and will in all respects rank pari passu with the fully paid CDIs or Shares on issue on the relevant Conversion Date.

Options

As additional consideration for subscribing for the Convertible Notes and, subject to obtaining the Securityholder Approval, the Company will issue 8,750,000 Options in aggregate to the Noteholders. Each Option entitles the holder to purchase one Share at the exercise price per Share of:

•                  A$2.50 where the Option is exercised before a Milestone Event has occurred; or

•                  A$3.00 where the Option is exercised after a Milestone Event has occurred,

and lapse at 5:00 p.m. Delaware, US time on the Maturity Date. The exercise prices noted above will be translated into US Dollars at the Prevailing Rate on the Subscription Date.

There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to Securityholders (except where a holder has exercised their Options before the record date to participate in such new issue).

In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be reorganised as required by the Listing Rules. If there is a bonus issue to the holders of CDIs or Shares after the date of issue of the Options, the number of CDIs or Shares over which an Option is exercisable will be increased by the number of CDIs or Shares which the holder would have received if they had exercised their Options before the record date for the bonus issue.

Additionally, if there is a pro rata issue (except a bonus issue) of securities to any holder of Shares or CDIs of the Company after the date of issue of the Options, the then-applicable exercise price for the Option will be reduced in accordance with the formula set out in Listing Rule 6.22.2.

Undertakings

Pursuant to the Convertible Note Deed, the Company has agreed that it will not take any action, and will use its best efforts to ensure that no action is taken, that would otherwise result in the inability to issue Shares or CDIs on Conversion of the Convertible Notes. The Company has also agreed that it will not take any action that would result in a reclassification of its capital stock.

For so long as any Convertible Note remains outstanding or Options remain unexercised, the Company must not, except to the extent that two-thirds or more of the Noteholders otherwise agree (or where no Notes remain outstanding, all Optionsholders agree), issue or grant, and must procure that no other person, company or entity at the direction or request of or pursuant to any arrangements with the Company issues or grants or agrees to issue or grant, any securities, other than:

•                  in the circumstances where an adjustment to the Conversion Price is required;

•                  a pro-rata issue or bonus issue (as defined in the Listing Rules) to its Securityholders;

•                  as contemplated in the context of an initial public offering and associated listing on NASDAQ or following such an offering; or

•                  to the extent that, acting in good faith and in accordance with their fiduciary and other duties to the Company, the directors of the Company form the view that failure to make such an offering would be a breach of such fiduciary duties.

Covenants by the Company

Under the Convertible Note Deed, the Company has agreed to abide by certain covenants prior to the Maturity Date of the Convertible Notes, which broadly, among other things, include the obligations to:

•                  not declare, or make a determination to pay, a Dividend to its Securityholders;

•                  not, and to procure that each member of the Group will not, incur or permit to subsist any finance debt other than Permitted Debt;

•                  not, and to procure that each member of the Group will not, grant or permit to exist any security interests other than a security interest which is permitted in accordance with the terms of the Convertible Note Deed;

•                  not, and to procure that each member of the Group will not, dispose of, sell or part with possession of or create an interest in any asset of the Group other than a Permitted Disposal;

•                  not return to Securityholders by Dividend, return of capital or other form of distribution, the proceeds received by the Group from any Permitted Disposal of an asset of the Group;

•                 not, and to procure that each member of the Group will not, acquire or agree to acquire any asset or enter into any joint venture entity or structure other than a Permitted Acquisition;

•                  not, and to procure that each member of the Group will not, enter into any amalgamation, demerger, merger or corporate reconstruction other than a Permitted Acquisition;

•                  immediately notify the Noteholders if it becomes aware that any Event of Default or potential Event of Default has occurred and the steps being taken by the Company (if any) to remedy it provided that the Company will not disclose any details or information in relation to such Event of Default which has not been publicly announced;

•                  procure that all of its obligations under the Convertible Note Deed will at all times rank at least pari passu with all of its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally or any obligations under any Permitted Debt; and

•                  not substantially change the general nature or scope of its business from that carried out as at the date of entry into the Convertible Note Deed, except as required by law.

The above description contains a summary of the key terms of the Convertible Note Deed. A copy of the Convertible Note Deed (which contains the full terms and conditions on which the Convertible Notes and the Options that will be issued to the Noteholders and which was released to ASX on 15 October 2014 as Annexure A to the Company’s Proxy Statement for its 2014 Special Meeting) is available on the ASX website at www.asx.com.au and also on the Company’s website at www.revamedical.com and may be obtained from the Company free of charge by contacting:

Investor Relations
REVA Medical, Inc.
5751 Copley Dr., San Diego, California, USA 92111
+1 (858) 966-3045 telephone

+1 (858) 966-3099 facsimile
IR@revamedical.com

4.6                               Rights attaching to Convertible Notes

A summary of the material rights and liabilities attaching to the Convertible Notes are set out in Schedule 1 of this Prospectus.

4.7                               Rights attaching to the Options

A summary of the material rights and liabilities attaching to the Options are set out in Schedule 2 of this Prospectus.

4.8                               Rights attaching to CDIs

In order for the Company’s Shares to trade electronically on ASX, the Company participates in the electronic transfer system known as CHESS operated by ASX Settlement.

CHESS cannot be used directly for the transfer of securities of companies domiciled in certain foreign jurisdictions, such as the US. Accordingly, to enable the Company’s Shares to be cleared and settled electronically through CHESS, the Company issues depositary interests called CDIs.

CDIs confer the beneficial ownership in the Shares on the CDI holder, with the legal title to such Shares being held by CHESS Depositary Nominees Pty Ltd (CDN), a subsidiary of ASX.

Every CDI holder receives a holding statement which sets out the number of CDIs held by the CDI holder and the reference number of the holding. These holding statements are provided to a CDI holder when a holding is first established and where there is a change in the holdings of CDIs.

A summary of the rights and entitlements of CDI holders in the Company and CDI holders generally is set out below. Further information about CDIs is available from ASX, any stockbroker or the Company’s Share Registry.

CDI-to-Share ratio

Each CDI represents an interest in one-tenth of a Share.

Voting

Under the Listing Rules, the Company, as an issuer of CDIs, must allow CDI holders to attend any meeting of the holders of Shares unless relevant US law at the time of the meeting prevents CDI holders from attending those meetings.

In order to vote at such meetings, CDI holders have the following options:

•                  instructing CDN, as the legal owner, to vote the Shares underlying their CDIs in a particular manner. A voting instruction form will be sent to CDI holders with the notice of meeting or proxy statement for the meeting and this must be completed and returned to the Company’s Share Registry prior to the meeting;

•                  informing the Company that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the general meeting; or

•                  converting their CDIs into a holding of Shares and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX it would be necessary to convert the Shares back to CDIs). In order to vote in person, the conversion must be completed prior to the record date for the meeting. See below for further information regarding the conversion process.

As holders of CDIs will not appear on the Company’s share register as the legal holders of the Shares, they will not be entitled to vote at shareholder meetings unless one of the above steps is undertaken.

Proxy forms, CDI voting instruction forms and details of these alternatives will be included in each notice of meeting sent to CDI holders by the Company.

Converting from a CDI holding to a direct holding of Shares

CDI holders who wish to convert their ASX-listed CDIs to Shares can do so by instructing the Company’s Share Registry either:

•                  directly in the case of CDIs on the issuer-sponsored sub-register operated by the Share Registry. CDI holders will be provided with a form entitled “Register Removal Request” for completion and return to the Share Registry; or

•                  through their sponsoring participant (usually their broker) in the case of CDIs which are sponsored on the CHESS sub-register. In this case, the sponsoring broker will arrange for completion of the relevant form and its return to the Share Registry.

The Company’s Share Registry will then arrange for the Shares to be transferred from CDN into the name of that holder and a new share certificate will be issued. This will cause the Shares to be registered in the name of the holder on the Company’s share register and trading on ASX will no longer be possible. The Shares are not currently quoted on any market in the US.

If holders of the Shares wish to convert their holdings to CDIs, they can do so by contacting the Company’s Share Registry. The Company’s Share Registry will not charge a fee to a holder of Shares seeking to convert the Shares to CDIs (although a fee will be payable by market participants).

Communication with CDI holders

CDI holders are entitled to receive all notices and Company announcements (such as annual reports) that Shareholders are entitled to receive from the Company.

Dividends and other entitlements

The ASX Settlement Operating Rules have the force of law by virtue of the Corporations Act. These rules grant CDI holders the right to receive any dividends and other entitlements which attach to the Shares.

Despite legal title to the Shares being vested in CDN, the ASX Settlement Operating Rules provide that CDI holders are to receive all direct economic benefits and other entitlements in relation to the underlying Shares (such as the right to receive the same dividends and entitlement to participate in rights issues and bonus issues).

Local and international trading in CDIs

CDI holders who wish to trade their CDIs will be transferring the beneficial interest in the Shares rather than the legal title.

The transfer will be settled electronically by delivery of the relevant CDI holdings through CHESS. In other respects, trading in CDIs is essentially the same as trading in other CHESS approved securities, such as shares in an Australian company.

Takeovers

If a takeover bid or similar transaction is made in relation to the Shares of which CDN is the registered holder, under the ASX Settlement Operating Rules CDN must not accept the offer made under the takeover bid except to the extent that acceptance is authorised by the relevant CDI holder.

Rights on liquidation or winding up

In the event of the Company’s liquidation, dissolution or winding up, a CDI holder will be entitled to the same economic benefit on their CDIs as shareholders.

Fees

A CDI holder will not incur any additional ASX or ASX Settlement fees or charges as a result of holding CDIs rather than Shares.

Further information

For further information in relation to CDIs and the matters referred to above, please refer to the ASX website at www.asx.com.au or contact your stockbroker or the Company’s Share Registry, as follows:

Computershare Investor Services Pty Limited
GPO Box 2975
Melbourne, Victoria 3001
AUSTRALIA

4.9                               Rights attaching to the Company’s Shares

A summary of the rights attaching to the Company’s Shares is set out below. This summary is not intended to be exhaustive.

General description of share capital

Shares — The Company is authorised to issue 100,000,000 Shares (US$0.0001 par value per Share), 25,000,000 shares of Class B common stock (US$0.0001 par value per share), and 5,000,000 shares of preferred stock (US$0.0001 par value per share). The Board may establish the rights and preferences of the preferred stock from time to time, subject to compliance with the Listing Rules.

Preferred Stock — The Board has the authority, subject to the Listing Rules, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series without Securityholder approval.

Although the Company has no present plans to issue any shares of Class B common stock or preferred stock, the issue of shares of Class B common stock or preferred stock, or the issue of rights to subscribe for such shares, could, subject to the Listing Rules, decrease the amount of earnings and assets available for distribution to Securityholders, could adversely affect the rights and powers, including voting rights, of the Shares and could have the effect of delaying, deterring or preventing a change of control of the Company or an unsolicited acquisition proposal.

Voting

At a meeting of the Company, every holder of Shares present in person or by proxy, attorney or representative is entitled to one vote for each Share held on the record date for the meeting on all matters submitted to a vote of the shareholders. Holders of Shares do not have cumulative voting rights.

Converting from Shares to CDIs

Holders of Shares who wish to convert to ASX-listed CDIs can do so by instructing the Company’s Share Registry. Shareholders will be provided with a form entitled “CDI Issue (US Register to Australian CDI Register)” for completion and return to the Share Registry.

The Company’s Share Registry will then arrange for the Shares to be transferred to CDN in the name of that holder and a statement of CDI holdings will be issued to the holder. The CDIs will be registered in the name of the holder on the Company’s CDI register and trading on ASX will be possible.

If holders of CDIs wish to convert their holdings to Shares, they can do so by contacting the Company’s Share Registry. The Company’s Share Registry will not charge a fee to a holder of CDIs seeking to convert the CDIs to Shares.

Dividends

Subject to preferences that may be applicable to any shares of preferred stock on issue in the Company, shareholders are entitled to receive rateably such dividends, if any, as may be declared from time to time out of funds legally available for dividend payments.

The Company has never declared or paid any cash dividends on its Shares and it does not currently anticipate declaring or paying cash dividends on its Shares in the foreseeable future. The Company currently intends to retain all of its future earnings, if any, to finance the operation and expansion of its business. Any future determination relating to the Company’s dividend policy will be made at the discretion of the Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that the Board deems relevant.

Rights attaching to Shares

Shareholders have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the Shares.

In the event of any liquidation, dissolution or winding-up of the Company’s affairs, shareholders will be entitled to share rateably in the Company’s assets that are remaining after payment or provision for payment of all of the Company’s debts and obligations and after liquidation payments to holders of shares of preferred stock on issue, if any.

4.10                        Underwriting Agreement

The Offer will not be underwritten.

4.11                        Interests of Directors

Other than as set out below or elsewhere in the Prospectus, no Director or proposed director:

•                  has or had at any time during the two years preceding the date of this Prospectus an interest in the formation or promotion of the Company, in any property acquired or proposed to be acquired by the Company in connection with the formation or promotion of the Company or the Offer, or in the Offer; and

•                 has been paid or agreed to be paid any amount, or has been given or agreed to be given any other benefit, either to induce him to become, or to qualify him as, a Director or otherwise for services rendered by him in connection with the formation or promotion of the Company or the Offer.

4.12                        Directors’ interests in securities of the Company

The following table sets out the interests of the Directors as at the date of this Prospectus:

Director	Number of CDIs	Number of Shares	Number of Unlisted Options
Robert Stockman	3,019,545(1) (equivalent to 301,955 Shares)	2,796,521(2)	900,000(3)
Brian Dovey	—	3,691,188(4)	105,000(5)
Anne Keating	214,820(6) (equivalent to 21,482 Shares)	—	105,000(5)
Gordon Nye	96,000 (equivalent to 9,600 Shares)	823,531	105,000(5)
Robert Thomas	650,000(7) (equivalent to 65,000 Shares)	—	105,000(5)

(1)  Includes 2,454,545 CDIs held by Kenneth Rainin Administrative Trust (Mr Stockman, along with Jennifer Rainin, are co-trustees and have voting and dispositive power with respect to these CDIs).

(2)  Includes 227,718 Shares held by Mr Stockman’s spouse Lisa Stockman, 1,341,175 Shares held by Group Outcome Investors I, LLC and 1,101,615 Shares held by Kenneth Rainin Administrative Trust (Mr Stockman, along with Jennifer Rainin, are co-trustees and have voting and dispositive power with respect to these shares).

(3)  Comprises 750,000 options with an exercise price of US$11.00 each that expire 21 October 2020 and 150,000 options with an exercise price of US$5.55 each that expire 29 May 2023.

(4)  Includes 3,606,002 Shares held by Domain Partners V, L.P. and 85,186 Shares held by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and have voting and dispositive power with respect to these Shares The managing members of One Palmer Square Associates V, L.L.C. consist of James Blair, Brian Dovey, Jesse Treu, and Kathleen Schoemaker. Mr Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)  Comprises 62,500 options with an exercise price of US$11.00 each that expire 21 October 2020, 12,500 options with an exercise price of US$6.52 each that expire 20 May 2022, 15,000 options with an exercise price of US$5.55 each that expire 29 May 2023, and 15,000 options with an exercise price of US$1.50 each that expire 12 May 2024.

(6)  All CDIs are held by Stratford Gem Pty Ltd as trustee for the Anne Keating Super Fund, which holds the CDIs for the benefit of Anne Keating.

(7)  All CDIs are held by Robert Thomas and Kyrenia Thomas as trustee for the Rob Thomas SuperFund A/C, which holds the CDIs for the benefit of Robert Thomas.

As at the date of this Prospectus and except as stated above, no Director holds an interest in any other securities of the Company.

4.13                        Directors’ fees and remuneration

In October 2010, the Company’s Board adopted a non-employee director compensation policy, pursuant to which the non-employee directors of the Company are compensated for their services on the Board. Pursuant to the non-executive director compensation policy, each non-employee director received an annual fee of US$35,000 payable as cash compensation for services during the year and the Chair of each of the Company’s corporate governance committees received an additional annual fee of US$5,000 as cash compensation for the Chair’s service during the year. Accordingly, for each of the financial years ended 31 December 2012 and 31 December 2013, Anne Keating, Gordon Nye, and Robert Thomas each received US$40,000 and Brian Dovey received US$35,000 in cash compensation.

Robert Stockman serves as the Company’s Chairman and Chief Executive Officer. Accordingly, he is compensated as an executive officer. For the financial year ended 31 December 2013, Mr Stockman received a base salary of US$359,692, a cash bonus award of US$138,400, equity incentive awards valued at US$263,625 for restricted stock and US$469,500 for options (with such equity incentive awards subject to a four-year service period that concludes 29 May 2017) and other compensation of US$16,995. The other compensation comprises US$906 in 401(k) matching contributions (being a tax-qualified, defined contribution pension account under section 401(k) of the US Internal Revenue Code), US$2,730 in telephone allowances and US$13,359 in living expense reimbursements.

For the financial year ended 31 December 2012, Mr Stockman received a base salary of US$343,077, a cash bonus award of US$126,000, and other compensation of US$30,169. The other compensation comprises US$939 in 401(k) matching contributions, US$2,730 in telephone allowances and US$26,500 in living expense reimbursements.

4.14                        Interests of experts and advisors

Other than as set out below, no person named in this Prospectus as providing professional or advisory services in connection with the preparation of this Prospectus or any firm in which any such person is a partner:

•                 has or had at any time during the two years preceding the date of the Prospectus, any interest in the formation or promotion of the Company, or in any property acquired or proposed to be acquired by the Company or the Offer; or

•                  has been paid or agreed to be paid any amount or given or agreed to be given any other benefit for services rendered by them in connection with the formation or promotion of the Company or the Offer.

DLA Piper Australia has acted as the Australian legal adviser to the Company in connection with the Offer. The Company has paid, or agreed to pay, an amount of approximately US$120,000 including GST (plus disbursements) in respect of these services. Further amounts may be paid to DLA Piper Australia in accordance with time-based charges.

DLA Piper LLP (US) has acted as the US legal adviser to the Company in connection with the Offer. The Company has paid, or agreed to pay, an amount of approximately US$180,000 including GST (plus disbursements) in respect of these services. Further amounts may be paid to DLA Piper LLP (US) in accordance with time-based charges.

Inteq Limited has acted as advisors to the Company in connection with the Offer. The Company has agreed to pay A$200,000, including GST, (plus disbursements) in respect to these services.

4.15                        Interests of named persons

Except as disclosed in this Prospectus, no promoter or other person named in this Prospectus as performing a function in a professional, advisory or other capacity in connection with the preparation or distribution of the Prospectus, holds, or during the last two years has held, any interest in:

•                  the formation or promotion of the Company;

•                  property acquired or proposed to be acquired by the Company in connection with its formation or promotion or the Offer; or

•                  the Offer,

and no amounts of any kind (whether in cash, securities or otherwise) have been paid or agreed to be paid to a promoter or any person named in this Prospectus as performing a function in a professional, advisory or other capacity in connection with the preparation or distribution of the Prospectus for services rendered by that person in connection with the formation or promotion of the Company or the Offer.

4.16                        Regulatory relief

The Company has sought and been granted (pursuant to ASIC Instrument [14-0882]) the following technical relief from ASIC in connection with the issue of any CDIs that are to be issued as a result of the conversion of the Convertible Notes or the exercise of the Options:

•                 that the CDIs will be regulated for disclosure purposes as “securities” under Chapter 6D of the Corporations Act rather than as “warrants” under Chapter 7 of the Corporations Act;

•                  that the Company (rather than CDN) will be treated as the ‘issuer’ and ‘offeror’ of the CDIs;

•                  that the Company’s CDIs and Shares will be treated as the same class of security;

•                  that the CDIs will be treated as the Company’s (rather than CDN’s) securities;

•                  ancillary relief from the resale and “self-dealing” provisions of the Corporations Act; and

•                  that the Company is exempt from subsection 911A(1) of the Corporations Act for a financial service that consists of dealing, or arranging for CDN or a holder or proposed holder of CDIs to deal, in CDIs in accordance with the operating rules of ASX Settlement.

While ASIC has now issued Class Order [CO 14/827] to address the need for foreign companies to apply for similar relief to that set out above with respect to the issue of CDIs, ASIC Class Order [CO 14/827] was not in effect at the time the Company applied for, and was granted, the above technical relief. As a result the Company is relying on ASIC Instrument [14-0882] in connection with the Offer.

4.17                        Offer expenses

The Company will pay all of the costs associated with the Offer. If the Offer proceeds, the total estimated expenses in connection with the Offer (including advisory, legal, accounting, tax, listing and administrative fees as well as printing, advertising and other expenses) are estimated to be approximately US$700,000 including GST.

4.18                        Consents

Each of the following parties has given and has not, before the issue of this Prospectus, withdrawn its written consent to being named in the Prospectus and to the inclusion, in the form and context in which it is included, of any information described below as being included with its consent.

Each of the parties referred to below, to the maximum extent permitted by law, expressly disclaims and takes no responsibility for any part of this Prospectus other than the reference to its name and any statement or report included in this Prospectus with the consent of that party as described below:

•                  DLA Piper Australia has consented to being named in the Corporate Directory of this Prospectus as the Australian legal adviser to the Company, but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by DLA Piper Australia;

•                  DLA Piper LLP (US) has consented to being named in the Corporate Directory of this Prospectus as the US legal adviser to the Company, but it does not make any statement in this Prospectus, nor is any statement in this Prospectus based on any statement by DLA Piper LLP (US); and

•                  Computershare Investor Services Pty Limited has consented to being named in the Corporate Directory and elsewhere in this Prospectus as the share registry for the Company. Computershare Investor Services Pty Limited has had no involvement in the preparation of any part of the content of the Prospectus other than being named as share registrar to the Company. Computershare Investor Services Pty Limited has not authorised or caused the issue of, and expressly disclaims and takes no responsibility for, any part of the Prospectus.

4.19                        Legal proceedings

To the knowledge of the Directors, there is no current, pending or threatened litigation with which the Company is directly or indirectly involved.

4.20                        Governing Law

This Prospectus and the contracts that arise from the acceptance of Applications under the Offer are governed by the law applicable in New South Wales, Australia and each Applicant submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

4.21                        Lodgement of this Prospectus

This Prospectus was given to ASIC on 24 October 2014.

4.22                        Consent to lodgement

Each Director of the Company has given, and not withdrawn, his or her consent to the lodgement of this Prospectus with ASIC.

5.                                      GLOSSARY

Acceleration Event means at any time (i) after the occurrence of an Event of Default as a result of an Insolvency Event or (ii) the occurrence of an Event of Default and while it is continuing, a Resolution of Noteholders may declare the Notes to be immediately due and payable at the Redemption Amount.

Alternative Stock Exchange means at any time, in the case of the Shares, any stock exchange or securities market on which the Shares are then listed or quoted or dealt in other than the ASX.

Applicant means a person who submits an Application Form.

Application Form means the Application Form attached to or accompanying this Prospectus.

Application Monies means money submitted by Applicants pursuant to this Prospectus.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited (ABN 98 008 624 691) or the market operated by it, as the context requires.

ASX Settlement means ASX Settlement Pty Ltd (ABN 49 008 504 532).

ASX Settlement Operating Rules means the operating rules of the settlement facility provided by ASX Settlement as amended from time to time.

Australian Dollars or A$ means the lawful currency of Australia.

Board means the Company’s Board of Directors.

Business Day means a day on which banks are open for business in Delaware, US, Sydney, Australia and Hong Kong (excluding a Saturday, Sunday or public holiday).

Cash Settlement Amount means the number of CDIs which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP of the CDIs during the 20 Trading Days after receipt of the Conversion Notice (or where CDIs are no longer quoted on ASX, the number of Shares which would have been issued to the Noteholder on Conversion multiplied by the average daily VWAP) of the Company’s Shares as traded on any Relevant Stock Exchange for a period of 20 consecutive Trading Days after receipt of the Conversion Notice); provided that if a Change of Control Event is announced or has been proposed or is underway at any time during such period, the Noteholders may elect that the notional price per Share or CDI (as relevant) implied by the price paid or to be paid in such Change of Control Event shall be used rather than an average daily VWAP.

CDI means a CHESS Depositary Interest in one-tenth of a Share.

CDN means CHESS Depositary Nominees Pty Limited, a wholly owned subsidiary of ASX, which acts as the depository in respect of CDIs.

CE Mark Applications means the formal application to a notified body of the six month clinical data and all other essential information, including preclinical data set, risk analysis, manufacturing instructions and quality control records, for a medical device that would allow the notified body to evaluate the device under the European Medical Device Directive for commercial sales in the European Union. An application may be submitted in modules, but is not considered complete until the final module has been submitted.

CE Mark Approval means the receipt from a notified body of a declaration of conformity of a medical device with the European Medical Device Directive, enabling commercial sales of the medical device in the European Union.

CE Mark Approval Event means the receipt by the Company, or a licensee or assignee of the Company, as the case may be, of CE Mark Approval in relation to the Fantom product.

Closing Date for the Offer means, subject to the receipt of Securityholder Approval, 14 November 2014 (unless extended).

Change of Control Event means any person or group of persons acting in concert gains direct or indirect control of the Company. For the purposes of this definition:

(a) “control” of the Company means:

(i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)  cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of Securityholders of the Company;

(B)  appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)  give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply;

(ii) the holding legally or beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b) “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Company by any of them, either directly or indirectly, to obtain or consolidate control of the Company.

Company means REVA Medical, Inc. (ARBN 146 505 777).

Conversion means the conversion of the Convertible Notes into Shares (and the subsequent issue of CDIs) pursuant to the terms of the Convertible Note Deed and Convert has a corresponding meaning.

Convertible Note means the unsecured convertible notes to be issued by the Company to the Noteholders pursuant to this Prospectus and the Convertible Note Deed, a summary of the terms of which are set out in Schedule 1 of this Prospectus.

Convertible Note Deed means the convertible note deed between the Company and the Noteholders dated 25 September 2014.

Conversion Period means the period commencing one Business Day after the Subscription Date and ending on the Maturity Date.

Conversion Price means, in respect of a Convertible Note, A$2.50 for each Convertible Note (equating to A$0.25 per CDI ultimately issued), as adjusted pursuant to the terms of the Convertible Note Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Directors means the directors of the Company as at the date of this Prospectus.

Dividend means any dividend or distribution to Securityholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Securityholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of CDIs, or other securities credited as fully or partly paid up by way of capitalisation of profits or reserves).

Event of Default has the meaning given to that term in Schedule 1.

Face Value means US$100,000 per Convertible Note.

Fantom means the Company’s bioresorbable drug-eluting coronary scaffold, comprising a unibody design and the Company’s proprietary polymer formulation for use in patients under a Fantom clinical protocol (or any amendments to such protocol) or a Fantom commercial label (or any amendment to such label).

Group means the Company and each of its subsidiaries from time to time.

Listing Rules means the Listing Rules of ASX.

Majority of Noteholders means Noteholders by Resolution;

Material Adverse Effect means one or more events or occurrences or matters individually or in aggregate that has or could reasonably be expected to have a material adverse effect on:

(a)                     the condition (financial or otherwise), prospects, business, assets or operations of the Company;

(b)                     the ability of the Company to perform any of its obligations under the Convertible Note Deed;

(c)                      the rights of or benefits available to the Noteholders under the Convertible Note Deed; or

(d)                     the validity, priority or enforceability of the Convertible Note Deed.

Maturity Date means 60 months from the Subscription Date unless the Convertible Note has been previously redeemed or Converted in accordance with the terms of the Convertible Note Deed.

Milestone Event means full enrolment in a clinical study of the Company’s Fantom product of all patients needed to provide the data for a CE Mark Application.

Noteholder means Goldman Sachs International and Senrigan Master Fund or any permitted successor or assign.

Offer means subject to the receipt of Securityholder Approval, the offer to the Noteholders pursuant to this Prospectus of 250 Convertible Notes each having an issue price of US$100,000 and a face value of US$100,000 and 35,000 Options for each Convertible Note issued (representing a total of 8,750,000 Options), with each Option entitling the holder to purchase one Share in the Company.

Official List means the Official List of the ASX.

Official Quotation means quotation on the Official List.

Opening Date for the Offer means 7 November 2014.

Option means subject to Securityholder Approval, an option to acquire one Share in the Company on the terms and conditions set out in Schedule 2 of this Prospectus and the Convertible Note Deed.

Optionholder means each person who from time to time holds an Option.

Option Certificate means the certificate issued to a Noteholder on the Subscription Date in accordance with the terms of the Convertible Note Deed.

Permitted Acquisition means any acquisition of assets:

•                  in the ordinary course of day-to-day trading and which is on arm’s length terms;

•                  by any wholly owned member of the Group from any other member of the Group that is a direct or indirect subsidiary of the Company;

•                  (other than shares or businesses) in exchange for other assets necessary for the business of the Group; and

•                  otherwise where the net cost of such acquisition does not exceed US$2,000,000 (or its equivalent in any currency) in aggregate at any time prior to the Maturity Date;

Permitted Debt means:

•                  any finance debt in connection with the Convertible Note Deed and up to an additional US$10,000,000 in the aggregate at any time outstanding;

•                  any finance debt owed by any member of the Group to any other member of the Group that is a direct or indirect subsidiary of the Company;

•                  any finance debt in respect of hedging in the ordinary course of trading and not for speculative or investment purposes;

•                  any other finance debt approved by the Majority of Noteholders; and

provided that any such finance debt must in all cases be subordinated to the Convertible Notes and any other finance debt in connection with the Convertible Note Deed, unless otherwise agreed by Resolution of Noteholders

Permitted Disposal means any sale, lease, licence or disposal:

•                  in the ordinary course of day-to-day trading and which is on arm’s length terms;

•                  from any member of the Group to any other wholly owned member of the Group that is a direct or indirect subsidiary of the Company;

•                  of obsolete or redundant fixed assets; or

•                  of tangible assets (other than shares or businesses) in exchange for other assets reasonably comparable or superior as to type or quality or other capital assets necessary for the core business of the Company.

Prevailing Rate means in respect of any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12:00 noon (Sydney time) on that date as appearing on the relevant page on Bloomberg or such other information service provider that displays the relevant information, or if such rate cannot be determined on that day, the rate prevailing as at or about 12:00 noon (Sydney time) on the immediately preceding day on which such rate can be so determined.

Prospectus means this prospectus.

Redemption Amount means, for each Convertible Note, 100% of the Face Value plus any accrued, but unpaid, interest to (but excluding) the date of redemption.

Relevant Event means any Milestone Event, CE Mark Approval Event or Change of Control Event which occurs prior to the Maturity Date.

Relevant Stock Exchange means the ASX or the Alternative Stock Exchange, if any.

Resolution means:

(a)                     a resolution of Noteholders adopted at a meeting of Noteholders by at least two-thirds of the votes cast in respect of that resolution; or

(b)                     resolution of Noteholders made in writing and signed by Noteholders that represent at least two-thirds of the outstanding Face Value amount of the outstanding Face Value amount of all outstanding Convertible Notes.

Rutgers means Rutgers, the State University of New Jersey.

Rutgers License Agreement means the Exclusive License Agreement Number 2 between the Company and Rutgers dated 1 July 2010, as amended.

SEC means the US Securities and Exchange Commission.

Securityholders means the holders of Shares or CDIs of the Company from time to time. References to any issue or offer or grant to Securityholders “as a class” or “by way of rights” will be taken to references to an issue or offer to grant to all or substantially all Securityholders, other than Securityholders to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Securityholder Approval means the approval required to be obtained under Listing Rule 7.1 by the Company from its Securityholders to permit the issue of the Convertible Notes and the Options which are proposed to be granted to Noteholders under this Prospectus.

Share Registry means Computershare Investor Services Pty Ltd.

Share means a share of common stock in the capital of the Company.

Subscription Date means the date five Business Days after the Opening Date.

Trading Day means a day determined by ASX to be a trading day in accordance with Listing Rules, or alternatively, in relation to any Share or security listed on an Alternative Stock Exchange, a day determined to be a trading day in accordance with the rules of that Alternative Stock Exchange.

US means the United States of America.

US GAAP means US Generally Accepted Accounting Principles.

US Persons has the meaning given to that term in Rule 902(k) under Regulation S under the US Securities Act.

US Securities Act means the US Securities Act of 1933, as amended.

US Dollars or US$ means the lawful currency of the Unites States of America.

VWAP means, in respect of a CDI or Share on any Trading Day or series of Trading Days, the volume-weighted average price of a CDI or Share published by or derived (in the case of a Share) ASX or any Alternative Stock Exchange or otherwise determined by a financial advisor as defined in the Convertible Note Deed, provided that if on any such Trading Day where such price is not available or cannot otherwise be determined as provided above, the VWAP in respect of such Trading Day will be the VWAP, determined as provided above, on the immediately preceding Trading Day on which the same can be so determined.

SCHEDULE 1

SUMMARY OF CERTAIN KEY TERMS OF THE CONVERTIBLE NOTES

Face Value:  the Convertible Notes each have a Face Value of US$100,000.

Form and Status:  the Convertible Notes are direct, unsubordinated, unconditional and unsecured obligations of the Company in certificated form, and will at all times rank pari passu in right of payment with all other existing and future unsecured and unsubordinated senior obligations of the Company (other than unsecured obligations preferred by mandatory provisions of law) and senior in right of payment to all existing and future subordinated obligations of the Company.

Maturity:  the Convertible Notes mature and shall be repaid in an amount equal to Face Value plus accrued interest on the earlier to occur of an event of default (as defined in the Convertible Note Deed) or the date 60 months from the date of issue of the Convertible Notes unless a Convertible Note has been previously converted, redeemed or cancelled.

Optional Redemption:  a Noteholder may elect to cause the Company to redeem all or some of its Convertible Notes which have not otherwise been converted, redeemed or cancelled on the date which is 26 months after the date of issue of the Convertible Notes, at an amount equal to Face Value plus accrued interest, upon providing the Company with at least 30 calendar days prior written notice.

Redemption Following a Change of Control Event:  following the occurrence of certain change of control events, as further described in the Convertible Note Deed, each Noteholder may give the Company an irrevocable notice requiring the Company to redeem all or any part of their Convertible Notes for the greater of (a) the Face Value of the Convertible Notes plus accrued interest and (b) the Cash Settlement Amount (as defined under “Option Conversion” below), provided such Noteholder gives written notice of its decision to redeem within five business days of the change of control event.

Stockholder Rights:  the Convertible Notes do not provide the holder voting rights or other rights as a stockholder of the Company unless and until converted.

Interest:  interest will accrue in respect of the Convertible Notes at the rate of 7.54% per annum (increased to 9.54% per annum if any payments are past due); provided that interest is payable only upon redemption of the Convertible Notes for cash. No interest is payable on any Convertible Note that is converted into Shares (represented by CDIs) in accordance with the terms of the Convertible Note Deed.

Optional Conversion:  at any time following the date of issue of the Convertible Notes but prior to the maturity date, a Noteholder may give the Company an irrevocable notice electing to convert (the Conversion Notice) all or some of the Convertible Notes held by the Noteholder and specifying the number of Convertible Notes the Noteholder is electing to convert into Shares (represented by CDIs).

The terms of the Convertible Notes contain provisions for the adjustment of the conversion price, which will initially be A$2.50 per Share (or A$0.25 per CDI), subject to adjustment as described under “Adjustment of Conversion Price” below.

The number of Shares (each Share being equivalent to 10 CDIs) to be issued upon conversion of the Convertible Notes is determined by dividing the face value of the Convertible Note converted (translated from US dollars into Australian dollars at the exchange rate fixed on the subscription date for the Convertible Note) by the conversion price in effect on the conversion date.

Upon receipt of a Conversion Notice, the Company may, in lieu of issuing Shares (represented by CDIs) to the Noteholder, give the Noteholder notice that the Company is electing to redeem the Convertible Notes subject to the Conversion Notice for an amount equal to the number of CDIs which would have been issued on conversion multiplied by the average daily volume-weighted average price on the ASX of the CDIs during the 20 trading days after receipt of the Conversion Notice (the Cash Settlement Amount).

Adjustment of Conversion Price:  the terms of the Convertible Notes contain provisions for the adjustment of the conversion price upon the occurrence of certain events, including reorganisation of issued capital, certain dividends, distributions and issue by the Company of equity securities at a price below current market value. If such events occur, the conversion price will be adjusted in accordance with the terms of the Convertible Note Deed to ensure the economic value of the Convertible Notes is not adversely affected by the event.

Automatic Conversion:  Noteholders shall automatically be deemed to have given the Company an irrevocable Conversion Notice in respect of all of the Convertible Notes then held by the Noteholder in the event that both (a) the average daily volume weighted-average price of the Company’s CDIs as traded on the ASX equals or exceeds A$0.60 for a period of 20 consecutive trading days and (b) the Company has received CE Mark approval for its Fantom product.

Restrictions on Transfer:  subject to certain conditions, a Convertible Note or Option may be assigned or transferred to affiliates of the Noteholder, other Noteholders and to any party that is not a competitor (as defined in the Convertible Note Deed) of the Company, provided that the Convertible Notes may be transferred to any person, including a competitor of the Company, either upon the occurrence of a change of control event or while an event of default subsists.

Restrictions on Issue of Equity Securities:  for so long as any Convertible Notes remain outstanding or Options remain unexercised, the Company may not raise additional capital through the sale or issue of its equity securities (or securities convertible or exercisable for such securities) except (i) upon the exercise or conversion of securities currently outstanding, (ii) up to an aggregate of 8,700,000 Shares upon equity issues completed within 6 months of the issue of the Convertible Note or upon the issue of securities pursuant to the Company’s incentive equity plans, (iii) upon a stock split or stock dividend to all holders of the Company’s Shares, (iv) to the extent, acting in good faith and in accordance with their fiduciary duties to the Company under applicable law, the directors of the Company form the view that the failure to make such an offering would be a breach of their fiduciary duties, or (v) in certain other limited circumstances set forth in the Convertible Note Deed.

Right of First Refusal:  the Noteholders shall have a right of first offer and right of first refusal to acquire all or any portion of any finance debt (as defined in the Convertible Note Deed) that the Company determines to raise while the Convertible Notes remain outstanding, subject to certain limited exceptions.

Covenants:  for so long as any Convertible Notes remain outstanding, the Company shall not take certain actions, including, among other things, (i) declaring or paying any dividend, (ii) issuing any finance debt (as defined in the Convertible Note Deed) in excess of US$10,000,000, (iii) granting any security interest in respect of or dispose of the Company’s intellectual property, or (iv) substantially changing the general nature or scope of its business, subject to such exceptions as specified in the Convertible Note Deed.

NASDAQ Listing and Registration Rights:  provisions of the Convertible Note Deed require the Company to use reasonable efforts to seek to list its Shares on NASDAQ as soon as practicable after September 2015. Additionally, as a condition precedent to issue of the Convertible Notes and Options, the Company must enter into an Amended and Restated Investors’ Rights Agreement with each Noteholder and each investor that is a party to the existing Amended and Restated Investors’ Rights Agreement with the Company dated 16 December 2010. The Amended and Restated Investors’ Rights Agreement will be substantially in the form set forth in Schedule 8 to the Convertible Note Deed and will provide each Noteholder, subject to the terms and conditions therein, with the right to require the Company to file a registration statement with the SEC in respect of any securities in the

Company held by each such Noteholder to facilitate the sale of such securities on the same basis, and in the same circumstances, as each of the investors that are a party to the existing Amended and Restated Investors’ Rights Agreement.

Lock-Up Agreements:  each of Robert B. Stockman (REVA’s Chairman and Chief Executive Officer) and Robert K. Schultz (REVA’s President and Chief Operating Officer) have agreed to enter into Lock-Up Agreements with the Noteholders whereby each will agree not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any shares or CDIs of the Company or any securities that are convertible into or exchangeable for, or that represent the right receive any shares or CDIs of the Company, subject to certain exceptions as further described in the form of Lock-Up Agreement in Schedule 7 of the Convertible Note Deed.

Modifications to Convertible Notes:  provisions of the Convertible Notes may generally be modified, amended or waived by Noteholders that represent at least two-thirds of the outstanding principal face value amount of all outstanding Convertible Notes acting at a meeting or by written consent; provided, however, that unanimous consent of the Noteholders holding all of the outstanding Convertible Notes is required to, amongst other items, (i) extend the term of the Convertible Notes or their maturity date, (ii) reduce the amount of any payment of principal, interest, fees or any other payment obligation of the Company or (iii) change when and on what terms the Convertible Notes will convert or be redeemed, cancelled or otherwise repaid or prepaid.

An “Event of Default” includes, in summary:

(a)                     Failure to pay:  a failure by the Company to pay an amount due under and in the manner required by the Convertible Note Deed;

(b)                     Cross default:  finance debt of the Group that, in aggregate, exceeds US$1,000,000, is not paid when due or becomes due and payable prior to its maturity date;

(c)                      Revocation:  an authorisation, approval or consent material to the Company or its business is cancelled, repealed, revoked or terminated or has expired, amended or modified in a manner which is likely to have a material adverse effect (as defined in the Convertible Note Deed);

(d)                     Failure to perform:  the Company or key management fails to perform any material obligation under the Convertible Note Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement;

(e)                      Misrepresentation:  any warranty or representation made by the Company under the Convertible Note Deed becomes false or misleading or incorrect in any material respect when made;

(f)                       Insolvency event:  an insolvency event (as defined in the Convertible Note Deed) occurs in relation the Company;

(g)                     Breach of law:  the Company or any of its subsidiaries is in material breach of an applicable law, regulation, authorisation, listing rule, or court order, official directive or ruling of any Government Agency binding on it which is likely to have a material adverse effect (as defined in the Convertible Note Deed);

(h)                     Termination:  any person becomes entitled to repudiate, terminate, rescind or avoid any material provision of the Convertible Note Deed, the Amended and Restated Investors’ Rights Agreement or the Lock-up Agreement; or

(i)                        Listing:  CDIs cease to trade on ASX or are suspended from trading for more than five consecutive trading days or, where the Company’s Shares are quoted on an alternative exchange, the Shares cease to trade or are suspended from trading on such exchange for more than five consecutive trading days.

The foregoing description is a summary of certain of the material provisions of the Convertible Notes and the Convertible Note Deed and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Convertible Notes and the Convertible Note Deed, including the definitions of certain terms used in the Convertible Note Deed.

SCHEDULE 2

SUMMARY OF CERTAIN KEY TERMS OF OPTIONS

(a)               The Options may be exercised at any time after issue until they expire.

(b)               The Options will automatically expire at 5:00 p.m. Delaware, US time on the date 60 months following the date of issue.

(c)                The Options confer the right to subscribe for one share of the Company’s common stock (equivalent to 10 CDIs) per Option upon the payment of the exercise price of:

(i)                   A$2.50 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised before a Milestone Event has occurred, or

(ii)                A$3.00 (translated into US dollars at the prevailing rate on the date of issue of the Options) where the Option is exercised after a Milestone Event has occurred.

(d)               There are no participating rights or entitlements inherent in the Options and holders of the Options will not be entitled to participate in new issues of capital that may be offered to Securityholders (except where the holder has first exercised any of their Options before the record date to participate in the new issue).

(e)                In the event of any re-organisation (including reconstruction, consolidation, subdivision, reduction or return of capital) of the issued capital of the Company, the Options will be re-organised as required by the Listing Rules.

(f)                 If there is a bonus issue to the holders of CDIs, the number of CDIs over which an Option is exercisable will be increased by the number of CDIs which the Optionholder would have received if they had exercised their Options before the record date for the bonus issue.

(g)                In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to any holder of shares or CDIs of the Company after the date of issue of the Options, the exercise price for the Option will be reduced in accordance with the formula set out in Listing Rule 6.22.2.

(h)               The Options will not be quoted on ASX or any other securities exchange.

(i)                   CDIs allotted pursuant to an exercise of the Options will rank, from the date of allotment, equally with the existing CDIs of the Company in all respects.

(j)                  The Company will make an application to have those CDIs allotted pursuant to an exercise of the Options listed for official quotation by ASX.

(k)               The Options will be exercisable by the delivery to the registered office of the Company of a notice in writing stating the intention of the Optionholder to exercise all or a specified number of the Options held by them (an “Exercise Notice”) accompanied by the relevant option certificate and payment to the Company of the relevant exercise price. An exercise of only some of the Options will not affect the rights of the Optionholder to the balance of the Options held by them.

(l)                   Immediately after receipt by the Company of a valid Exercise Notice and payment of the exercise price by the Optionholder in immediately available funds (and in any event no later than two Business Days thereafter), the Company must:

(i)                   allot and issue to the Optionholder the number of fully paid CDIs equal to the number of the Options which have been exercised;

(ii)                enter the Optionholder into the Company’s register of members as the holder of the relevant number of CDIs;

(iii)             deliver to the Optionholder a holding statement showing the Optionholder as the holder of the relevant number of CDIs; and

(iv)            apply for and use its reasonable efforts to obtain Official Quotation of the relevant number of CDIs by ASX as soon as practicable on such terms and conditions as are usual for quotation of securities on ASX.

(m)                 The rights of the Optionholders and the obligations of the Company in relation to the Options are separate and independent of the Convertible Note Deed and the Convertible Notes.

The foregoing description is a summary of certain of the material provisions of the Options and the Convertible Note Deed and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Options and the Convertible Note Deed, including the definitions of certain terms used in the Convertible Note Deed.

CORPORATE DIRECTORY

Company Headquarters

5751 Copley Drive

San Diego, California 92111-7905 UNITED STATES

Australian Registered Address

C/- Inteq Limited
Level 2, 175 Macquarie Street, Suite 2
Sydney NSW 2000 AUSTRALIA

Board of Directors

Robert B. Stockman, Chairman & Chief Executive Officer
Brian Dovey, Non-Executive Director

Anne Keating, Non-Executive Director

Gordon E. Nye, Non-Executive Director

Robert Thomas, Non-Executive Director

Officers

Robert B. Stockman, Chairman & Chief Executive Officer
Robert K. Schultz, Ph.D., President & Chief Operating Officer
Katrina L. Thompson, Chief Financial Officer & Secretary
Jeffrey Anderson, Senior Vice President, Clinical and Regulatory Affairs
Donald Brandom, Ph.D., Senior Vice President, Product Development
Joan Zeltinger, Ph.D., Vice President, Scientific Affairs

Company Secretary

Katrina L. Thompson

ASX Code

RVA

Share Registry

Computershare, Inc.

250 Royall Street

Canton, Massachusetts 02021 UNITED STATES

CDI Registry

Computershare Investor Services Pty Limited
Level 3, 60 Carrington Street
Sydney NSW 2000 AUSTRALIA

Australian Legal Advisors

DLA Piper Australia
Level 22, No.1 Martin Place
1 Martin Place
Sydney NSW 2000 AUSTRALIA

US Legal Advisors

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133 UNITED STATES